SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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MICROFINANCIAL INCORPORATED
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16 New England Executive Park, Suite 200

Burlington, Massachusetts 01803

April 11, 2012

Dear Stockholder:

I am pleased to invite you to the 2012 Special Meeting of Stockholders in Lieu of Annual Meeting of MicroFinancial Incorporated, which will be held on Thursday, May 10, 2012, at 3:00 p.m., at the offices of Edwards Wildman Palmer LLP, 111 Huntington Avenue, Boston, Massachusetts.

The accompanying Notice of Special Meeting of Stockholders and proxy statement describe the matters to be considered and acted upon. Please read these materials carefully.

Matters scheduled for consideration at the Special Meeting are the election of two directors for three-year terms, the approval of a new equity incentive plan, and the ratification of the selection of independent auditors for 2012.

I hope you will be able to attend the meeting, but if you cannot do so, it is important that your shares be represented and voted. ACCORDINGLY, I URGE YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE RETURN ENVELOPE PROVIDED.

Very truly yours,

PETER R. BLEYLEBEN

Non-Executive Chairman

MicroFinancial Incorporated

16 New England Executive Park, Suite 200

Burlington, Massachusetts 01803

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

IN LIEU OF ANNUAL MEETING

To Be Held May 10, 2012

The Special Meeting of Stockholders in Lieu of Annual Meeting of MicroFinancial Incorporated, a Massachusetts corporation (“MicroFinancial”), will be held Thursday, May 10, 2012, at 3:00 p.m., at the offices of Edwards Wildman Palmer LLP, 111 Huntington Avenue, Boston, Massachusetts for the purpose of considering and voting upon:

1.	The election of the two directors named in MicroFinancial’s proxy statement for three-year terms.

2.	The approval of the MicroFinancial Incorporated 2012 Equity Incentive Plan.

3.	The ratification of the selection of McGladrey & Pullen, LLP as independent auditors for MicroFinancial for 2012.

4.	The transaction of such other business as may properly come before the Special Meeting.

The record date for determining stockholders entitled to notice of, and to vote at, the Special Meeting is the close of business on April 3, 2012. MicroFinancial’s transfer books will not be closed.

By Order of the Board of Directors,

RICHARD F. LATOUR

Secretary

Burlington, Massachusetts

April 11, 2012

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE, USING THE RETURN ENVELOPE ENCLOSED WITH THE PROXY. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

Notice of Internet Availability of Proxy Materials:

The Notice of Meeting, proxy statement and annual report to stockholders are available at www.microfinancial.com/proxyinfo/

MicroFinancial Incorporated

16 New England Executive Park, Suite 200

Burlington, Massachusetts 01803

Telephone 781-994-4800

2012 SPECIAL MEETING OF STOCKHOLDERS

IN LIEU OF ANNUAL MEETING

PROXY STATEMENT

GENERAL

The enclosed proxy is solicited by the Board of Directors (“MicroFinancial Board”) of MicroFinancial Incorporated (“MicroFinancial” or the “Corporation”) in connection with the Special Meeting of Stockholders in Lieu of Annual Meeting (the “Special Meeting”) to be held on May 10, 2012. This proxy statement and the enclosed proxy are first being sent to stockholders on or about April 11, 2012. The proxy will be voted at the Special Meeting in accordance with the instructions indicated on the proxy by the stockholder. If no instructions are indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted:

•	FOR the election of the two director nominees named in this proxy statement;

•	FOR the approval of the MicroFinancial Incorporated 2012 Equity Incentive Plan;

•	FOR the ratification of the selection of McGladrey & Pullen, LLP as our independent registered public accounting firm for fiscal year 2012; and

•	in accordance with the judgment of the proxy holders as to any other matters that may be properly brought before the meeting or any adjournments or postponements of the meeting.

The record date for determining stockholders entitled to vote at the Special Meeting is the close of business on April 3, 2012. On this date, there were outstanding and entitled to vote 14,297,524 shares of Common Stock, par value $0.01 per share, of the Corporation (the “Common Stock”), each of which is entitled to one vote on each matter to be voted on at the Special Meeting. The presence (in person or by proxy) of a majority of the aggregate number of shares of Common Stock outstanding and entitled to vote on the record date is necessary to constitute a quorum at the Special Meeting. Abstentions, votes withheld and “broker non-votes” will be counted as present at the Special Meeting for purposes of determining whether there is a quorum. A ”broker non-vote” occurs when a bank, broker or other nominee, holding shares for a beneficial owner, submits a proxy but does not vote on a particular matter because it has not received voting instructions on the matter from the beneficial owner and is barred by stock exchange rules from exercising discretionary authority to vote on the matter.

VOTING PROCEDURES

A plurality of votes of the shares of Common Stock represented at the Special Meeting is required to elect directors. In voting for the election of directors, stockholders may cast their votes in favor of a nominee or may withhold authority to vote, but votes against may not be specified. The affirmative vote of a majority of the votes cast at the Special Meeting is required to approve the MicroFinancial Incorporated 2012 Equity Incentive Plan and to ratify the selection of auditors. If a broker’s authority to vote on a particular matter is limited, thus resulting in a broker non-vote, such broker non-vote will not be counted in determining the number of votes cast at the Special Meeting, and will have no effect on either the election of directors or the proposals to approve the 2012 Equity Incentive Plan or to ratify the selection of auditors. Abstentions are likewise not considered votes cast and so will have no effect on such proposals.

A stockholder of record may revoke a proxy by delivering written notice of revocation to Richard F. Latour, Secretary of MicroFinancial, at the address set forth above, by filing a duly executed proxy bearing a later date, or by attending the Special Meeting in person, notifying the Secretary, and voting by ballot at the Special Meeting. Any stockholder of record attending the Special Meeting may vote in person whether or not a proxy has been previously given, but the mere presence (without notifying the Secretary) of a stockholder at the Special Meeting will not constitute revocation of a previously given proxy. Stockholders who hold their shares in street name (i.e., through brokers or other nominees) will need to follow the instructions on their broker’s or other nominee’s voting instruction form to revoke any prior voting instruction. In addition, stockholders whose shares of Common Stock are not registered in their own name will need additional documentation from the record holder of the shares to vote in person at the Special Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 3, 2012 with respect to the beneficial ownership of Common Stock of each person known by the Corporation to be the beneficial owner of more than 5% of the 14,297,524 shares of Common Stock outstanding as of such date, each director and executive officer of the Corporation and all directors and executive officers of the Corporation as a group.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage of Outstanding Common Stock

Directors and Executive Officers
Torrence C. Harder(3)	1,642,934	11.5%
Peter R. Bleyleben	1,449,642	10.1%
Brian E. Boyle(4)	1,480,830	10.3%
Richard F. Latour(5)	615,987	4.3%
Alan J. Zakon(6)	225,223	1.6%
Fritz von Mering	127,746	*
James R. Jackson, Jr.(7)	167,166	1.2%
Steven J. LaCreta(8)	51,777	*
Stephen Constantino(9)	58,834	*
Vartan Hagopian(10)	0	*
All directors and executive officers as a group (10 persons)	5,820,139	39.6%
Others
Austin W. Marxe(11)	1,808,814	12.7%
David M. Greenhouse(11)
c/o AWM Investment Company, Inc.
527 Madison Avenue, Suite 2600
New York, New York 10022

*	Less than 1%

(1)	Unless otherwise indicated, the business address of each officer and director of the Corporation is 16 New England Executive Park, Suite 200, Burlington, Massachusetts 01803.

(2)	Unless otherwise indicated in the footnotes, each of the stockholders named in this table has sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by such stockholder, except to the extent that authority is shared by spouses under applicable law.

(3)	Includes 50,000 shares of Common Stock issuable upon the exercise of options issued to Mr. Harder which vest on or before May 2, 2012; 123,683 shares of Common Stock held in trust for Mr. Harder’s daughter, Lauren E. Harder, over which Mr. Harder retains sole voting and investment power as the sole trustee and for which Mr. Harder disclaims beneficial ownership; 123,683 shares of Common Stock held in trust for Mr. Harder’s daughter, Ashley J. Harder, over which Mr. Harder maintains voting and investment power as the sole trustee and for which Mr. Harder disclaims beneficial ownership; 276,045 shares of Common Stock owned by Entrepreneurial Ventures, Inc. over which Mr. Harder retains shared voting and investment power through his ownership in, and positions as President and Director of, Entrepreneurial Ventures, Inc.; and 400,000 shares owned by a limited liability company of which Mr. Harder is managing member, and the other members of which are trusts for the benefit of family members of Mr. Harder.

(4)	Includes 50,000 shares of Common Stock issuable upon the exercise of options issued to Dr. Boyle, which vest on or before May 2, 2012. Also includes 1,000 shares held directly by a family member, as to which Mr. Boyle disclaims beneficial ownership.

(5)	Includes 121,505 shares of Common Stock issuable upon the exercise of options granted to Mr. Latour, which vest on or before May 2, 2012. Excludes 32,016 shares of Common Stock underlying unvested restricted stock units with time-based vesting provisions and 9,667 shares of Common Stock underlying unvested restricted stock units with performance-based vesting provisions.

(6)	Includes 50,000 shares of Common Stock issuable upon the exercise of options granted to Dr. Zakon, which vest on or before May 2, 2012.

(7)	Includes 68,669 shares of Common Stock issuable upon the exercise of options granted to Mr. Jackson, which vest on or before May 2, 2012. Excludes 22,340 shares of Common Stock underlying unvested restricted stock units with time-based vesting provisions and 3,373 shares of Common Stock underlying unvested restricted stock units with performance-based vesting provisions.

(8)	Includes 40,451 shares of Common Stock issuable upon the exercise of options granted to Mr. LaCreta, which vest on or before May 2, 2012. Excludes 14,656 shares of Common Stock underlying unvested restricted stock units with time-based vesting provisions and 1,106 shares of Common Stock underlying unvested restricted stock units with performance-based vesting provisions.

(9)	Includes 37,446 shares of Common Stock issuable upon the exercise of options granted to Mr. Constantino, which vest on or before May 2, 2012. Excludes 14,335 shares of Common Stock underlying unvested restricted stock units with time-based vesting provisions and 1,082 shares of Common Stock underlying unvested restricted stock units with performance-based vesting provisions.

(10)	Mr. Hagopian was hired on December 5, 2011 as the Vice President of Sales of TimePayment Corp.

(11)	The number of shares and the following information is based upon information set forth in the amended Schedule 13G filed with the SEC on February 12, 2010 by Austin W. Marxe (“Marxe”) and David M. Greenhouse (“Greenhouse”), who are the controlling principals of AWM Investment Company, Inc. (“AWM”), the general partner of and investment adviser to Special Situations Cayman Fund, L.P. (“Cayman”). AWM also serves as the general partner of MGP Advisers Limited Partnership (“MGP”) and the general partner of Special Situations Fund III QP, LP (“SSFQP”). AWM serves as the investment adviser to SSFQP. Of the 1,808,814 shares reported in the Schedule 13G as being beneficially owned by Marxe and Greenhouse, 339,695 shares are owned by Cayman and 1,469,119 shares are owned by SSFQP. Marxe and Greenhouse have shared power to vote and the shared power to dispose of all 1,808,814 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) requires the Corporation’s directors and officers and persons who beneficially own more than ten percent (10%) of the Common Shares (each, a “Reporting Person”) to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Corporation pursuant to Section 16(a) of the Exchange Act. Each of the Corporation’s directors and executive officers holding office at the time received a grant or equity securities on February 1, 2011 in connection with their compensation arrangements, for which a Form 4 was filed one day late, on February 4, 2011. In addition, Vartan Hagopian, the new Vice President of Sales of TimePayment Corp., was hired effective December 5, 2011, and his Form 3 was filed on March 9, 2012. Other than as described in the previous two sentences, and based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Corporation pursuant to Rule 16a-3(e) of the Exchange Act during fiscal year ended December 31, 2011 and on written representations from Reporting Persons, the Corporation believes that each Reporting Person complied with all applicable filing requirements during its fiscal year ended December 31, 2011.

GOVERNANCE OF THE CORPORATION

Members of the Board of Directors and their Committee Assignments

The members of the Board of Directors on the date of this proxy statement, and the committees of the Board on which they serve, are identified below:

DIRECTOR	AUDIT COMMITTEE		NOMINATING AND CORPORATE GOVERNANCE COMMITTEE		COMPENSATION AND BENEFITS COMMITTEE		CREDIT POLICY COMMITTEE		STRATEGIC PLANNING COMMITTEE
Peter R. Bleyleben								*
Brian E. Boyle		*		*	*	*		*		*
Torrence C. Harder		*					*	*		*
Richard Latour
Fritz von Mering	**			*		*			*	*
Alan Zakon			*	*		*				*

*	Member

**	Chairperson

Description of the Roles of the Committees

The Board of Directors has standing Audit, Nominating and Corporate Governance, Compensation and Benefits, Credit Policy and Strategic Planning Committees.

Audit Committee.    The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring (1) the integrity of the financial statements of the Corporation, (2) compliance by the Corporation with legal and regulatory requirements, (3) the independent registered public accounting firm’s qualifications and independence, (4) performance of the Corporation’s independent auditors, and (5) the business practices and ethical standards of the Corporation. The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the Corporation’s independent registered public accounting firm, and the preparation of the audit committee report included in this proxy statement.

MicroFinancial is required by the rules of the SEC and the Nasdaq Stock Market to satisfy certain requirements with respect to its Audit Committee. In conformity with those requirements, the MicroFinancial Board has approved the Audit Committee’s written charter which may be found on the Corporation’s web site at www.microfinancial.com.

All of the members of the Audit Committee are independent and financially literate within the meaning of SEC regulations, the listing standards of the Nasdaq Stock Market and the Corporation’s Corporate Governance Guidelines. The Board has determined that Mr. von Mering is qualified as an audit committee financial expert within the meaning of SEC regulations and that he meets the financial sophistication standards of the Nasdaq Stock Market.

The Audit Committee met six times during fiscal 2011.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee is appointed by the Board of Directors to assist the Board in identifying qualified individuals to become directors, recommend to the Board qualified director nominees for election at the stockholders’ annual meeting, determine membership on the Board committees, recommend a set of Corporate Governance Guidelines, oversee annual self-evaluations by the Board and evaluate itself annually, and report annually to the Board on the Chief Executive Officer succession plan. The written charter of the Nominating and Corporate Governance Committee may be found on the Corporation’s web site at www.microfinancial.com.

All of the members of the Nominating and Corporate Governance Committee are independent within the meaning of the listing standards of the Nasdaq Stock Market and the Corporation’s Corporate Governance Guidelines.

The Nominating and Corporate Governance Committee met four times during fiscal 2011.

Compensation and Benefits Committee.    The Compensation and Benefits Committee is appointed by the Board of Directors to discharge the Board’s responsibilities relating to compensation of the Corporation’s directors and officers. The committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Corporation. The committee is also responsible for reviewing and recommending to the Board of Directors the Compensation Discussion and Analysis that is included in this proxy statement. The written charter of the Compensation and Benefits Committee may be found on the Corporation’s web site at www.microfinancial.com.

The committee has the sole authority to retain and terminate any legal counsel or compensation or other consultant to be used to assist in the evaluation of director or executive compensation and also has the sole authority to approve the consultant’s fees or other retention terms. The compensation committee periodically engages Mercer, Inc. (“Mercer”) to review the annual compensation of executive officers and make recommendations with respect to setting the appropriate targeted compensation levels. The committee engages Mercer directly and has sole authority to make decisions relating to that engagement. Mercer is not otherwise engaged to perform any other activities or services for MicroFinancial or its management. The committee is copied on all final work product developed, and receives copies of the final invoices from Mercer. Based on all of these factors, the committee is satisfied that Mercer is independent of management in evaluating and making recommendations with respect to executive compensation. See “Compensation Discussion and Analysis — Compensation Consultant” for more information on Mercer’s role.

As provided for in the committee’s charter, the committee may form and delegate authority to subcommittees when it determines that such action is appropriate under the circumstances. The committee did not delegate any of its authority during 2011.

It also has the authority, subject to ratification of the full Board, to adopt or amend certain equity compensation plans that are to be submitted to stockholders for approval, and any approval, amendment or termination of severance or change in control arrangements involving our directors or officers.

All of the members of the Compensation and Benefits Committee are independent within the meaning of the listing standards of the Nasdaq Stock Market and the Corporation’s Corporate Governance Guidelines.

The Compensation and Benefits Committee met six times during fiscal 2011.

Credit Policy Committee.    The Credit Policy Committee is appointed by the Board to discharge the Board’s responsibilities relating to oversight of the Corporation’s credit policies. The Committee has responsibility for approving and evaluating the Corporation’s policies and programs relating to customer credit scoring parameters, including industry segments, product lines, and overall strategic direction. The Committee will evaluate management’s recommendations consistent with those parameters, as established from time to time, and further as consistent with the Corporation’s legal and regulatory requirements.

Strategic Planning Committee.    The purpose of the Strategic Planning Committee is to support the Board in reviewing and assessing the long-range strategic objectives of the Corporation, and ensuring that the Corporation’s strategies, priorities and policies are consistent with the Corporation’s overriding goals of creating and building long-term sustainable value for its stockholders, and that the Corporation is carrying out its business in accordance with its values. These duties include providing guidance to management in the development of a long-term strategic (as opposed to operating) plan, assessing resource allocations decided by management for consistency with the long-term plan, reviewing the Corporation’s performance on major capital investment projects, and reviewing proposed significant changes in the business operations, new or discontinued lines of business, asset or stock purchases or other extraordinary transactions.

The Board’s Leadership Structure

Since 2002, the Corporation has separated the roles of Chief Executive Officer and Chairman in recognition of the differences between the two functions. The Chief Executive Officer sets, with the guidance of the Board of Directors, the strategic direction of the Corporation and is responsible for the day to day management and leadership of the Corporation. The non-executive Chairman is charged with coordinating the activities of the various Board committees, acting as a liaison between the Board and management, assisting the Chief Executive Officer in setting the agenda for meetings of the Board and presiding over meetings of the full Board and stockholders as well as over executive sessions of the Board. The Board determined that this separation of duties provides an appropriate structure for the Corporation since it separates the day to day management of the Corporation from its oversight.

In 2011, the Nominating and Corporate Governance Committee met to review the Board’s leadership structure and determined that it would be in the best interest of the Board to implement a rotating leadership policy among the non-executive directors in order to bring different perspectives and backgrounds to the Board’s leadership from time to time, with changes on a periodic basis. With that in mind, the committee recommended to the Board, and the Board approved, that beginning with our 2012 stockholders meeting, the non-executive Chairman position will be rotated on a periodic basis. Effective as of the Special Meeting, Dr. Bleyleben’s term as non-executive Chairman will end and Fritz von Mering will become our non-executive Chairman. Dr. Bleyleben is expected to join the Strategic Planning Committee at that time.

The Board’s Role in Risk Oversight

The Board’s role in the Corporation’s risk oversight process includes receiving regular reports from members of senior management on specific areas of material risk to the Corporation, including operational, financial, strategic, legal, and reputational risks. Either the full Board, or in the case of certain types of risk, an appropriate committee of the Board, receives reports from each of the executive officers of the Corporation in order to enable it to understand the Corporation’s risk identification, management and mitigation strategies. In particular, the Credit Committee of the Board oversees risks to the Corporation relating to the credit quality of its lease originations. The Audit Committee generally oversees financial risks relating to the Corporation including risks relating to the availability of credit under its credit facilities and interest rate risk relating to the use of those facilities. Where risk oversight is handled primarily by a committee of the Board, the chairman of the applicable committee makes regular reports to the full Board for discussion. It is the full Board’s responsibility to evaluate the totality of the risks facing the Corporation in combination.

Selection of Nominees for the Board of Directors

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Corporation’s Corporate Secretary or any member of the Nominating and Corporate Governance Committee in writing with whatever supporting material the stockholder considers appropriate. The Nominating and Corporate Governance Committee will also consider whether to nominate any person nominated by a stockholder pursuant to the provisions of the Corporation’s bylaws relating to stockholder nominations.

Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Non-Executive Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may gather additional information about the prospective nominee’s background and experience. The Committee then evaluates the prospective nominee against the standards and qualifications set out in the Corporation’s Corporate Governance Guidelines, including:

•	the ability of the prospective nominee to represent the long-term interests of the stockholders of the Corporation;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•

the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards, as specifically set out in the Corporation’s Corporate Governance Guidelines; and

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise, potential conflicts of interest, and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

The Nominating and Corporate Governance Committee does not have a formal policy on diversity with respect to its Board composition. In considering new nominees and considering whether to renominate existing members of the Board, the Committee examines each person’s specific skills and attributes in the context of the skill set represented on the Board as a whole, and seeks to achieve a Board with strength in its collective knowledge and a diversity of perspectives, skills and business and professional experience in a broad sense.

Determination of Director Independence

The Board and the Nominating and Corporate Governance Committee have adopted Corporate Governance Guidelines for the Corporation. The Guidelines may be found on the Corporation’s web site at www.microfinancial.com.

Pursuant to the Guidelines, the Board undertakes a review of director independence annually. During this review, the Board considers transactions and relationships between each director or any member of his or her immediate family and the Corporation and its subsidiaries and affiliates. The Board also examines transactions and relationships between directors or their affiliates and members of the Corporation’s senior management or their affiliates. As provided in the Guidelines, the purpose of this review is to determine whether any such relationships or transactions are inconsistent with a determination that the director is independent.

As a result of this review, the Board has affirmatively determined that all of the directors are independent of the Corporation and its management under Nasdaq Stock Market rules and the standards set forth in the Corporate Governance Guidelines, with the exception of Richard Latour who is not considered independent based upon his employment by the Corporation. In making this decision, the Board considered all relationships between the Corporation and the directors. The Board also considered the former employment relationship of Dr. Boyle to the Corporation which ended in 1987, and the former employment relationship of Dr. Bleyleben to the Corporation, which ended in 2008, as well as the stock ownership positions of each director. The Board determined each such relationship, and the aggregate of such relationships, to be immaterial to the applicable director’s ability to exercise independent judgment.

Meetings of the Board of Directors during Fiscal 2011

In 2011, all MicroFinancial Board members attended over 75% of the aggregate of the meetings of the MicroFinancial Board and its committees on which they served. The Corporation does not have a formal policy relating to attendance of Board members at its annual meeting of stockholders, but it encourages all members of its Board to attend. Six of the seven Board members then serving attended the 2011 Special Meeting of Stockholders in Lieu of Annual Meeting.

The Board of Directors met six times during fiscal 2011.

Compensation of Directors

During fiscal 2011, annual compensation package for non-employee directors was comprised of:

•

an annual retainer of $20,000, to be paid at the director’s election either entirely in shares of stock or 40% in cash and 60% in shares of stock, in each case with full vesting upon the date of issuance;

•	a cash fee of $1,250 for meetings, including committee meetings not held by telephone and not held on the same day as a full Board meeting;

•	committee meeting fees of $500 for telephonic meetings and meetings on the same day as Board meetings;

•

fees for the chairs of the Corporation’s Audit Committee ($10,000 per year), Compensation and Benefits Committee ($5,000 per year) and Nominating and Corporate Governance Committee ($5,000 per year), to be paid either entirely in shares of stock or 40% in cash and 60% in shares of stock, in each case with full vesting upon the date of issuance;

•

a fee for the non-executive Chairman of the Board of $10,000 per year, to be paid either entirely in shares of stock or 40% in cash and 60% in shares of stock, in each case with full vesting upon the date of issuance;

•	a stock grant made annually to each non-employee director valued at $42,000 on the date of grant, with all shares of stock fully vested upon the date of issuance; and

•	health insurance benefits for those non-employee directors who elect to participate, with the cost to be borne partially by the Corporation, consistent with its past practices.

For purposes of determining the number of shares to be issued under the annual stock grant valued at $42,000, the Corporation will use the greater of the market value of a share of common stock on the grant date or the book value of a share of common stock on the last day of the fiscal year. For 2011, these awards were made January 31, 2012, at which time the market value of a share of common stock was greater than the per share book value, resulting in a grant of 6,364 shares of common stock to each director on such date, based upon the $6.60 closing share price on such date.

Committee chairs may decide in their discretion that certain meetings are not substantive enough to merit the committee fees described above.

The following table sets forth the compensation paid to each director of the Corporation for 2011, with the exception of Mr. Latour (whose compensation is presented in the executive compensation tables elsewhere in this proxy statement):

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
Peter R. Bleyleben	10,000	65,375	—	—	13,038	88,413
Brian E. Boyle	13,750	60,375	—	—	13,038	87,163
John W. Everets(5)	13,000	47,375	—	—	7,379	67,754
Torrence C. Harder	11,000	55,375	—	—	13,038	79,413
Fritz von Mering	11,250	65,375	—	—	13,038	89,663
Alan Zakon	9,750	60,375	—	—	13,038	83,163

(1)	Fees earned or paid in cash represents payment of Board meeting and committee service fees, and any portion of the Board retainer fees taken in cash.

(2)	Represents the aggregate grant date fair value of stock awards made during the year in accordance with ASC Topic 718. These amounts include any portion of the annual retainer elected to be paid in stock during the year, as well as the grant date fair value of the stock grant made in February 2011. The stock grants made January 31, 2012, which had a grant date fair value of $42,000 for each director (based on the closing market price on the grant date) are not reflected in this table.

(3)	At December 31, 2011, the aggregate number of option awards outstanding to directors was: Dr. Bleyleben — 0 shares; Dr. Boyle — 95,000 shares; Mr. Harder — 95,000 shares; Mr. von Mering — 0 shares; Dr. Zakon — 95,000 shares.

(4)	“All other compensation” represents payments made by MicroFinancial relating to health insurance benefits.

(5)	Mr. Everets resigned from the Board effective July 15, 2011.

In January 2012, following a review of the director compensation and consultation with its compensation consultant, the Compensation Committee determined to increase non-meeting fee compensation, including the retainer, chair fees and annual equity awards, by 5%, effective for fees payable with respect to fiscal year 2012.

Certain Relationships and Related Person Transactions

There are no transactions since the beginning of fiscal 2011, and no presently proposed transactions, in which the Corporation was or is to be a participant, of the nature required to be disclosed under Item 404(a) of Regulation S-K.

Consistent with the requirements of the Nasdaq Stock Market, the Audit Committee of the Board of Directors of the Corporation reviews and oversees any transactions with a “related person” within the scope of the SEC’s rules on disclosure of such transactions. The Corporation does not have a written policy relating to such review.

Communications with the Board of Directors

Stockholders and other parties interested in communicating directly with the non-management directors may do so by writing to any non-management director, c/o MicroFinancial Incorporated, 16 New England Executive Park, Suite 200, Burlington, Massachusetts 01803. The Nominating and Corporate Governance Committee of the Board has approved a process for handling letters received by the Corporation and addressed to non-management members of the Board. Under that process, the Chief Financial Officer of the Corporation reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Chief Financial Officer, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Corporation that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Chairman of the Corporation’s Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

The Corporation’s Code of Ethics

The Corporation has adopted a Code of Business Conduct and Ethics, which is applicable to all directors and employees of the Corporation, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Business Conduct and Ethics may be found on the Corporation’s web site at www.microfinancial.com. The Corporation intends to post amendments to or waivers from its Code of Business Conduct and Ethics (to the extent applicable to its chief executive officer, principal financial officer or principal accounting officer) on its website.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Corporation’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the following Audit Committee Report set forth herein shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such Acts.

In connection with the preparation and filing of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011, the Audit Committee (i) reviewed and discussed the audited financial statements with management, (ii) discussed with McGladrey & Pullen, LLP, the Corporation’s independent registered public accounting firm (“McGladrey”), the matters required to be discussed by Statement of Auditing Standards 61, as amended and as adopted by the Public Company Accounting Oversight Board (United States), or PCAOB, and (iii) received the written disclosures and the letter from McGladrey required by applicable requirements of the PCAOB regarding its communications with the Audit Committee concerning independence, and discussed the independence of McGladrey with such firm. Based on the review and discussions referred to above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011.

Audit Committee:

Fritz von Mering, Chairman,

Brian E. Boyle,

Torrence C. Harder

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation and Benefits Committee of our Board of Directors has the responsibility of developing, overseeing and implementing our overall compensation philosophy, which is described in more detail below. It has the sole authority to establish the total compensation of our Chief Executive Officer and other executive officers, as well as the specific elements of compensation that make up their total compensation. It also has the sole authority to establish compensation for the members of our Board of Directors. In practice, the Compensation and Benefits Committee has historically recommended its compensation decisions to the full Board of Directors for approval.

In this analysis, the term “named executive officers” refers to our Chief Executive Officer, our Chief Financial Officer, and the other executive officers included in the Summary Compensation Table on page 20. We also refer to the Compensation and Benefits Committee as “the committee” or “the compensation committee.”

Overview and Philosophy

The primary objectives of the compensation committee are to ensure that our executive compensation and benefits programs:

•	reflect our entrepreneurial orientation;

•	are competitive with other companies of similar size and business;

•	safeguard our interests and the interests of our stockholders;

•	are effective in driving performance to achieve financial goals and create stockholder value;

•	foster teamwork on the part of management;

•	are cost-efficient and fair to employees, management and stockholders; and

•	are well communicated to and understood by program participants.

The committee’s executive compensation policies are designed to attract, motivate and retain highly qualified executive officers who can enhance stockholder value, and to support a performance-oriented environment that rewards achievement of the financial goals we establish. The compensation committee meets at least once and usually several times during each fiscal year to review our existing compensation and benefits programs and to consider modifications that seek to provide a direct relationship between executive compensation and sustained corporate performance.

The philosophy of the committee is to create and maintain an environment where compensation is linked to performance. The committee seeks to ensure that a significant portion of each executive’s compensation is contingent upon the achievement of company-wide goals and objectives. The committee also strives to ensure that the compensation packages provided to our executive officers are competitive with those of other companies engaged in the equipment financing industry to ensure that we can attract, motivate, and retain seasoned industry talent.

We compensate our executive officers through three principal types of compensation: annual base salary, annual bonus payments (which may include both a cash and an equity component), and long- term equity incentive awards through either stock options, stock awards or restricted stock units. The committee, as a matter of policy, places substantial emphasis on the bonus plans and long-term equity awards, or combinations of these components, since it believes that rewarding executive officers with respect to both our annual financial performance and our long-term share appreciation is in the best interest of the stockholders.

The committee reviews its compensation philosophy annually during the first quarter of each year. The annual compensation program described in more detail below was initially established substantially in its current form in 2007 for the named executive officers, and has been modified each year since then in light of the committee’s review of the appropriate mix of compensation elements, including the mix of cash and equity, and the appropriate form that equity components should represent.

Committee Purpose and Responsibilities

One of the primary responsibilities of the compensation committee is to determine the total target compensation levels for the senior executive officers and to establish annually the executive goals and objectives which will determine the actual rewards against those targets.

The committee is charged with ensuring that the target compensation levels and the allocation of short term and long term components is sufficient to attract, motivate, and retain seasoned professional managers, while at the same time ensuring that the pay is reasonable and fair to our stockholders when compared to executive officers of similar position and responsibility at other firms.

The committee also recommends to the Board any changes to the total annual compensation for service on our Board of Directors or for service as a member or chair of any of the various committees of the Board.

The agenda for a meeting of the committee is typically determined by its chairman. Compensation committee meetings are generally attended by the committee members, the President and Chief Executive Officer, the Non-Executive Chairman and, where applicable, the compensation consultant. The committee meets in an executive session at every committee meeting. The committee chairman reports the committee’s determinations and recommendations on executive compensation matters to the full Board.

Our President and Chief Executive Officer, our Chief Financial Officer, our Vice President of Human Resources, our outside counsel, and our compensation consultant, as applicable, are typically called upon to supply information to the committee to support their review process.

The committee typically receives materials in advance of each meeting which will vary according to the specific meeting agenda. These materials may include, among other items:

•	financial reports compared to budget goals and objectives;

•	qualitative goals and objectives of the President and Chief Executive Officer;

•	calculations and reports on levels of achievement against performance objectives; and

•	information on officers’ current stock ownership levels and other compensation.

Compensation Consultant

As noted above, since 2007, the compensation committee has periodically engaged Mercer to review the annual compensation for our executive officers and make recommendations with respect to setting the appropriate targeted compensation levels. Mercer provided the committee with relevant market data and alternatives to consider when making compensation decisions for our Non-Executive Chairman and our President and Chief Executive Officer and on the recommendations being made by our President and Chief Executive Officer for our other executive officers. Mercer periodically meets with management to solicit feedback on the structure of the compensation program, and that feedback is communicated to the committee for consideration in designing the following year’s plan and subjective and objective goals. Following the end of 2011, Mercer advised the committee on its view of appropriate total bonus levels on a comparable basis, which the committee took into account when it determined certain supplemental bonus amounts described below. Mercer also advised the committee during 2009 with respect to the adoption of stock ownership guidelines for our executive officers and directors, described below.

Role of Executive Officers in Compensation Decisions

Our President and Chief Executive Officer reviews annually the performance of each of the senior executive officers. He also presents a review of his own performance against specific agreed upon goals to the committee and the full Board. He makes this report to the committee along with any proposed recommendations for salary adjustments and/or annual bonus amounts. As noted above, our Chief Executive Officer, Chief Financial Officer, Vice President of Human Resources and outside advisors are often called upon to provide information to the committee. The committee has the sole discretion for the ultimate approval for any targets or adjustments proposed by management or any other party.

Consideration of Regulatory Requirements

Under Section 162(m) of the Internal Revenue Code, deductions for compensation of named executive officers in excess of $1 million, other than compensation that qualifies as performance-based, are disallowed for publicly traded companies. Since levels of compensation we pay are typically expected to be significantly below

$1 million, the compensation committee has determined that it is unnecessary in most years to seek to qualify the components of its compensation program as performance-based compensation within the meaning of Section 162(m). The committee’s present intention remains that, as long as it is consistent with its overall compensation objectives, substantially all federal income tax deductions attributable to executive compensation should not be subject to the deduction limitation of Section 162(m). In this regard, none of the named executive officers had compensation in excess of $1 million and as such, all of the compensation paid to the named executive officers in 2011 was Internal Revenue Code Section 162(m) qualified.

We account for stock based payments, including our stock options, in accordance with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation. This statement generally requires us to measure the expense of share-based payments to employees and directors based upon the grant date fair value of the award, and to recognize that expense over the vesting period of the award. The committee considers the impact of this statement on our financial statements in determining the mix of total compensation to named executive officers between equity and non-equity awards.

Compensation Program Design for 2011

For fiscal year 2011, as in previous years, we paid our named executive officers through three principal types of compensation: (i) annual base salary, (ii) an annual bonus payment, and (iii) a long term incentive equity award in the form of restricted stock units, or RSUs. The bonus payment was paid under an incentive plan that was designed to pay, if certain threshold performance measures were met, an annual bonus in cash or a combination of cash and stock. Under the plan, up to the targeted bonus amount, the bonus is paid in cash, and any amounts above that up to the maximum award are paid in RSUs, as described more fully below. For 2011, for the reasons described in more detail below, our compensation committee determined to supplement the cash bonus calculated under the incentive plan with a discretionary cash award. The long term incentive equity award for 2011 consisted of an RSU grant that vests ratably over five years, with a value at grant measured by reference to the named executive officers’ base salary rather than performance. The RSU grants earned during 2011 were made in the first quarter of 2012. The committee, as a matter of policy, places substantial emphasis on the equity component of the annual total compensation since it believes that rewarding executive officers with respect to both our annual financial performance and our long-term share valuation is in the best interest of the stockholders. The committee will continue to evaluate, and adjust if necessary, the appropriate mix of cash and equity compensation elements for each member of the executive team during 2012.

Base Salary

The annual base salary of each executive officer is based on the scope of his or her responsibility and accountability within the corporation, as well as on performance and experience criteria. In addition, the compensation committee considers the prior year’s base salary and the internal pay equity of each executive in determining base salary for the current year. The compensation committee determines and makes final decisions regarding base salary of executives on an annual basis, typically in February of each year when the committee determines the annual compensation plan. Salary levels are also considered upon promotion of an individual, a new hire, or a change in responsibility. The compensation committee recognizes that, to some degree, the determination of an executive officer’s base salary involves subjective considerations. In 2011, Mercer conducted a survey of broad-based and industry-specific compensation data in order to confirm that each named executive officer’s previously established total target compensation fell between the market median and the 75th percentile for his position based upon broad-based survey data. The committee did not target specific compensation levels upon an established group of other companies.

During the first quarter of 2012, following consultation with Mercer and a review of the Company’s financial performance during fiscal 2011, the committee determined that it would be appropriate to increase salaries of each of the named executive officers other than Mr. Latour by 5% over the prior year, retroactive to

January 1, 2012. Mr. Latour’s salary was increased by a total of 7.9%, representing a 2.9% CPI increase plus an additional increase of 5%. These increases were viewed as being important in order to maintain competitive salary levels within the guidelines referenced above.

Bonus Plans

A significant component of the named executive officers’ total target compensation consists of an annual bonus payment, which is intended to tie the executive officers’ compensation closely to our performance and to provide executive officers with incentives to achieve our goals, increase stockholder value, and function as a team.

For purposes of determining the bonus payment eligibility and target payouts, the compensation committee annually establishes specific goals and objectives for the senior executives to achieve during the year. These objectives are typically finalized in the first quarter of each year and communicated to the executive officers in such a way that the plans are easily understood by each member of the senior management team. These objectives are based primarily on total company performance, and have generally been substantially the same for each of the named executive officers, so as to foster a spirit of teamwork and cooperation among senior management in achieving common goals.

The amount of the bonus payment for each named executive officer was determined by reference to a matrix that evaluated performance on three company-wide financial tests (increases in lease originations, increases in unearned income, and achievement of a net income target) and also on a subjective component that took into account personal achievement, progress on our strategic plan, credit quality, origination growth, product and vendor diversification, funding achievements, productivity improvements and similar matters. The total potential award for the named executive officers was weighted with 60% of the target award based on objective factors, and 40% based on the qualitative or subjective factors. The subjective factors for 2011 were evaluated on a company-wide basis for the management team as a whole, and not on the basis of individual performance. Achievement of subjective measurements was determined by the committee after reviewing each qualitative goal at the end of the year and determining whether the goal had been met, not met, or exceeded (taking into account the assessment of the Chief Executive Officer).

With respect to both the objective and subjective components of the 2011 plan, awards would be made on a graduated basis between 70% and 80% overall achievement of the applicable goals, such that 5% of the targeted bonus amount is payable for each percentage point above 70%, and the officer would receive 50% of the targeted bonus amount under the applicable component for achievement of 80% of the applicable goal for such component. The targeted bonus amounts would be paid in full at 100% achievement, and up to 120% of the target payment would be possible under the plan (at 120% achievement or above on all measurements). Achievement at levels between those thresholds is prorated. The target payment was set as a percentage of each officer’s base salary. The quantitative nature of the plan metrics significantly limits the committee’s ability to exercise any positive or negative discretion in the determination of the achievement of the objectives; however, the committee does retain the discretion to adjust awards on the basis of other factors it may consider appropriate at the time.

The compensation committee imposed two additional limitations on potential payouts under the 2011 incentive plan: First, total bonus amounts payable to the named executive officers under the 2011 incentive plan could not exceed 9% of the Corporation’s net income for fiscal 2011. If the bonuses payable would otherwise exceed that limitation, the amounts payable would be reduced on a pro rata basis. Second, the total bonus amounts payable in cash under the incentive plan would not exceed 18% of total dividends paid to stockholders for the year. If the total cash amount payable under the plan would otherwise exceed this limitation, then the total award would not be reduced, but amounts above the dividend limit would be paid in RSUs rather than in cash, calculated in the same manner as other RSUs and described in more detail below. For the 2011 incentive plan, the final award determinations were not affected by either of these limitations.

The elements of the 2011 incentive plan are reflected in the following table.

Executive Officer	Net Income	Growth in Unearned Income	Growth in Originations	Subjective Analysis	Target Bonus (as percentage of base salary)
Richard F. Latour	30%	15%	15%	40%	100%
President and Chief Executive Officer

James R. Jackson, Jr.	30%	15%	15%	40%	50%
Vice President and Chief Financial Officer

Stephen Constantino	30%	15%	15%	40%	20%
Vice President, Human Resources

Steven J. LaCreta	30%	15%	15%	40%	30%
Vice President, Legal and Vendor/Lessee Relations

Our fiscal 2011 net income of $8.99 million represented achievement of over 135% of the $6.64 million net income target for the year, which resulted in 36% of the target amount (the maximum 120% of the 30% weighted component) being paid out under the net income component of the plan. However, our unearned income of $59.95 million at December 31, 2011 was only slightly higher than the $59.25 million at the end of 2010. The growth of $0.7 million fell short of the targeted increase of $2.49 million for the year. New contract originations were essentially flat for 2011 at $78.2 million compared to the prior year, compared to the plan’s target of an $8.25 million growth in originations. Because less than 70% of each of the unearned income and originations targets was met for the year, no amounts were paid under the incentive plan with respect to either measurement. Finally, the committee reviewed the named executive officers’ collective performance under the subjective or qualitative goals that it had established at the beginning of the year, including the steps that management had taken to increase shareholder value, progress toward meeting the goals of the Corporation’s strategic plan, improvements to earnings and credit quality, steps taken to secure the availability of capital, sales measures, and productivity improvements. The committee determined to award 39% of the target bonus (compared to the 40% at full achievement of all goals) under the qualitative portion of the incentive plan.

In the aggregate, the net income performance award of 36% of the overall targeted award, and the qualitative performance award at 39% of the overall targeted award, resulted in a total award of 75% of the target award. In light of the Corporation’s achievements during the year in light of overall market conditions, the committee determined that it would be appropriate to add a discretionary bonus of 5% of the plan’s targets, in addition to the payment of 75% of the plan’s target calculated above, bringing the total incentive plan payments to 80% of the targeted amounts. The committee felt that this amount was appropriate to recognize the efforts of the management team members in the 2011 economic environment, without undermining the overall pay-for-performance philosophy under which bonus payments are highly dependent on achieving the established growth targets.

The table below outlines, in dollar amounts, the total cash awards under the 2011 plan and the discretionary payment for each of the named executive officers, all resulting from the various factors described above.

Executive Officer	Payment under 2011 Incentive Plan	2011 Discretionary Payment	Total Cash Bonus
Richard F. Latour	$239,250	$15,950	$255,200
President and Chief Executive Officer

James R. Jackson, Jr.	$83,475	$5,565	$89,040
Vice President and Chief Financial Officer

Stephen Constantino	$21,425	$1,428	$22,853
Vice President, Human Resources

Steven J. LaCreta	$32,859	$2,191	$35,050
Vice President, Legal and Vendor/Lessee Relations

Under the 2011 plan, any bonus would be paid in cash up to 100% of the target award. Any amounts payable above 100% of the target award (up to the cap of 120% of the target award) would be payable in RSUs. For purposes of determining the number of RSUs (if any) payable under the plan, the dollar amount by which the final bonus determination exceeded the target bonus would be divided by the greater of the market price per share of the Corporation’s common stock on the determination date, or the book value per share on the last day of the Corporation’s fiscal year. Any RSUs issued under the 2011 plan would vest ratably over a period of five years, in 25% annual increments beginning on the second anniversary of the grant. However, since the final awards were less than 100% of the target award, no RSUs were paid under the plan for 2011.

Long-Term Incentive Plan Equity Awards for 2011

In February 2011, our Board, acting upon the recommendation of the committee, approved the grant of long term equity incentive awards in the form of restricted stock units (or RSUs) to the named executive officers. The grant was valued at 20% of each named executive officer’s annual salary, with the number of RSUs determined by dividing such dollar amount by the greater of the market price of the common stock on the grant date or the book value per share as of the end of fiscal 2010. Under this formula, the committee used the book value per share of $4.88 as of December 31, 2010 to determine the number of RSUs subject to the award. These RSUs vest over five years, in 25% annual increments beginning on the second anniversary of the grant. Dividends will accumulate on the RSU awards and be payable upon vesting. Although these awards were determined at the same time as the 2010 bonus plan determinations, and each such award was considered payable with respect to 2010 performance and service, the grant date fair value of these RSU awards is reflected as compensation for 2011 under the Summary Compensation Table below because they were made during fiscal 2011.

The use of RSUs has been designed to facilitate the retention of key executives through the use of a five year vesting schedule, while better aligning executive performance with shareholder value appreciation and rewarding the executives for such appreciation.

In January 2012, the committee made a similar long term equity award in the form of RSUs, also representing 20% of the named executive officers’ salary, under the same time-based vesting terms as the February 2011 awards. Amounts relating to these January 2012 RSU grants with time-based vesting terms are not reflected in the Summary Compensation Table for 2011, because they were made in a subsequent fiscal year.

Three-Year Incentive Awards

Also in January 2012, a second RSU award was made that incorporated performance vesting measures based on growth in the Corporation’s cash flow from operations between 2011 and 2014. These performance-based RSUs represented 20% of salary for our chief executive officer, 10% of salary for our chief financial officer, and 5% of salary for our other named executive officers. The committee believes that cash flow from operations represents a key measure of performance. It reflects the Corporation’s return on past leases made; it impacts the Corporation’s need to borrow to finance additional leases; and it funds dividend payments to stockholders. Growth in cash flow supports the growth of the Corporation’s infrastructure, and allows for payment of incentive compensation out of cash flow growth, thus benefiting management and stockholders alike.

The total long-term incentive RSU grants awarded in February 2011 for services during fiscal 2010, the time-based RSU grants awarded in January 2012 for services during fiscal 2011, and the performance-based RSU awards made in January 2012 with a measurement period through 2014, were as follows:

			January 2012 RSUs
Executive Officer	Title	February 2011 RSUs (time-based vesting)	Time-based	Performance- based
Richard F. Latour	President and Chief Executive Officer	12,693	9,667	9,667
James R. Jackson, Jr.	Vice President and Chief Financial Officer	8,857	6,745	3,373
Stephen Constantino	Vice President, Human Resources	5,683	4,328	1,082
Steven J. LaCreta	Vice President, Legal and Vendor/Lessee Relations	5,811	4,425	1,106

Bonuses for Other Management Team Members.    To enhance the retention of other management personnel and to foster a spirit of teamwork, the compensation committee also establishes a bonus pool, using the same philosophy used for executive officers, and delegates to our President and Chief Executive Officer the decision as to how and to whom to allocate the approved funds. Any such bonuses are also determined and paid upon completion of our annual audit. These funds are paid out in cash only.

Stock Ownership Objectives and Guidelines.    The compensation committee believes that providing our key employees, including executive officers, with the opportunity to acquire stock ownership over time is the most desirable way to align their interests with those of our stockholders. Shares of common stock (or, in previous years, options) awarded under the bonus plan provide an incentive that focuses the attention of executive officers on managing the corporation from the perspective of an owner with an equity interest in the business. In addition, equity awards are a key part of our program for motivating and rewarding managers and other employees over the long term. Through the grant of stock and option awards, we have encouraged our managers and other employees to obtain and hold our stock. The value that employees will receive upon the sale of stock granted to employees or the sale of shares underlying stock options (from previous years) is tied to future performance of our stock. The Board has instituted a policy with respect to awards granted under the bonus plan and the incentive options and RSUs that will not permit more than 50% of the shares underlying any portion that has vested to be sold by the executive officer until the end of the full five-year vesting period. In 2009, with the advice of Mercer, the committee adopted additional stock ownership guidelines that will require the named executive officers to hold and retain during their employment specified numbers of shares (excluding shares underlying options but including RSUs), approximating three times annual salary for the Chief Executive Officer, two times annual salary for the Chief Financial Officer, and one times annual salary for the other named executive officers, with a period of five years from the date of implementation or employment to achieve compliance. Members of the Board will be required to hold and retain shares representing three times the annual retainer.

Timing of Awards.    The committee does not grant awards of stock (including options) on the basis of price other than the closing price on the determination date, nor does it typically grant awards of stock based upon a date different from the grant date. (As noted above, in determining the number of RSUs issuable pursuant to a dollar-based award, the committee does use a value of the RSU equal to the greater of the market price on the grant date or the book value per share as of the most recent fiscal year-end. This results in a grant that is either equal to, or less than, the number of RSUs that would be issued based on the market value alone.) The timing of grants is based upon the meeting schedule of the audit and compensation committees or on dates set in advance at such meetings, without regard to stock price at the time or the anticipated disclosure of material news or other pending corporate developments. Because the performance measures for the annual bonus plan are based on year-end corporate financial results, actual awards are determined as soon as possible after substantial completion of the annual audit, and consequently the payouts under the plan, if any, may be made shortly before our year-end earnings release.

Perquisites and Other Personal Benefits

The named executive officers are entitled to very few benefits that are not otherwise available to all of our employees.

In addition, all of the named executive officers were eligible to participate in an executive disability insurance plan with the policy premiums paid by us. The total amount of the premiums we paid under this plan in 2011 was $9,458.

401(k) Savings Plan

The 401(k) savings plan is a tax-qualified retirement savings plan pursuant to which all full-time employees, including the named executive officers, are eligible to contribute the lesser of 100% of their annual base salary or the limit prescribed by the Internal Revenue Service on a before tax basis. We match 50% of the first 6% of pay that is contributed to the plan. All contributions made by the employee are fully vested upon contribution while our matching contributions vest over a five year period from the employee’s date of hire regardless of his or her plan participation date. For 2011, an aggregate of $115,491, net of forfeitures, was allocated to the company match for all employees who participated in our sponsored 401(k) plan. All of the named executive officers participated in the plan for 2011.

COMPENSATION COMMITTEE REPORT

The Compensation and Benefits Committee of the MicroFinancial Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management and, based upon such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION AND BENEFITS COMMITTEE

Brian E. Boyle, Chairman

Alan Zakon

Fritz von Mering

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the compensation of (i) Mr. Latour, our Chief Executive Officer, (ii) Mr. Jackson, our Chief Financial Officer, and (iii) Messrs. Constantino and LaCreta, our Vice President, Human Resources and our Vice President, Legal and Vendor/Lessee Relations, respectively. We refer to each of the persons for whom compensation is reported in the table below as the “named executive officers.” In December 2011, we hired a new Vice President of Sales of TimePayment Corp. Because his total compensation during the year ended December 31, 2011 was less than $100,000, in accordance with applicable SEC rules, he is not included as a named executive officer for 2011 and his compensation is not reflected in the table below.

Summary Compensation Table

Name and Principal Position(a)	Year (b)	Salary ($)(c)	Bonus ($) (d)	Stock Awards ($) (e)(1)	Option Awards ($) (f)(1)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)(2)	Total ($) (j)
Richard F. Latour President and Chief Executive Officer	2011 2010 2009	319,000 309,709 301,273	15,950 63,460 —	52,168 40,556 —	— — 55,119	239,250 198,202 206,071	— — —	15,972 15,972 15,972	642,340 627,899 578,435
James R. Jackson, Jr. Chief Financial Officer	2011 2010 2009	222,600 216,117 210,230	5,565 22,141 —	36,402 28,300 —	— — 38,463	83,475 69,153 73,055	— — —	7,350 7,350 7,350	355,392 343,061 329,098
Stephen Constantino Vice President, Human Resources	2011 2010 2009	142,835 138,675 134,898	1,428 5,683 —	23,357 18,160 —	— — 24,680	21,425 17,749 17,132	— — —	2,177 5,457 2,867	191,222 185,724 179,577
Steven J. LaCreta Vice President, Legal and Vendor/Lessee Relations	2011 2010 2009	146,040 141,787 137,925	2,191 8,716 —	23,883 18,566 —	— — 25,234	32,859 27,221 28,137	— — —	1,820 1,693 1,430	206,793 197,983 192,726

(1)	Represents the aggregate grant date fair value of option or RSU awards made during the applicable year computed in accordance with ASC Topic 718, using the assumptions described in footnote F to the Corporation’s Financial Statements included in the Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2011.

(2)	Amounts shown in the table under “All Other Compensation” for 2011 reflect: for Mr. Latour, a 401(k) contribution from us of $7,350 and payment of a disability insurance premium of $8,622; for Mr. Constantino, a 401(k) contribution from us of $1,341 and payment of a disability insurance premium of $836; and for Messrs. Jackson and LaCreta, a 401(k) contribution from us.

In the table above, amounts reflected under the “Non-Equity Incentive Plan Compensation” column reflect the cash bonus paid in the first quarter of 2012 under our 2011 incentive bonus plan. Amounts under the “Bonus” column reflect discretionary adjustments made by the compensation committee under the 2011 and 2010 equity incentive plan in addition to the amounts determined under the plan. The adjustment for 2011 is described in more detail under “Compensation Discussion and Analysis — Compensation Program Design for 2011 — Bonus Plans.” No equity awards were made under the 2011 incentive bonus plan, nor were any equity awards made during our fiscal years 2011 or 2010 under our 2010 and 2009 incentive bonus plans, respectively. Amounts under “Stock Awards” and “Option Awards” reflect the aggregate grant date fair value of RSUs and option awards, respectively, made during the applicable year, computed in accordance with ASC Topic 718. For 2011, these awards consisted of the February 2011 long term incentive grants in the form of RSUs. Similarly, for 2010, these awards consisted of the February 2010 long term incentive grants in the form of RSUs. No stock awards were made in 2009, nor were any option awards made in 2011 or 2010. For a more detailed description of the 2011 incentive bonus plan and the long term incentive option grants, see “Compensation Discussion and Analysis — Compensation Program Design for 2011” above.

The following table reflects potential payments that could have been made under our 2011 incentive plan. The actual amounts we paid under that plan are reflected in the Summary Compensation Table above and under “Compensation Discussion and Analysis — Compensation Program Design for 2011”. Since restricted stock unit (RSU) awards under the plan are denominated in dollars, with the number of RSUs awarded under the plan determined by reference to the greater of the book value of the common stock at the end of our fiscal year or the market value of the common stock at the time the payment is made, amounts under “Estimated Possible Payouts Under Equity Incentive Plan Awards” in the table below are reflected in dollars, rather than in numbers of shares.

Grants of Plan-Based Awards

Name (a)	Grant Date (b)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(i)	All Other Option Awards: Number of Securities Underlying Options (#)(j)	Exercise or Base Price of Option Awards ($/Sh)(k)	Grant Date Fair Value of Stock and Option Awards(l)
		Threshold ($)(c)	Target ($)(d)	Maximum ($)(e)	Threshold ($)(f)	Target ($)(g)	Maximum ($)(h)
Richard F. Latour	03/9/2011	$159,500	$319,000	$319,000	$0	$0	$63,800
	02/1/2011							12,693			$52,168

James R. Jackson, Jr.	03/9/2011	$55,650	$111,300	$111,300	$0	$0	$22,260
	02/1/2011							8,857			$36,402

Stephen Constantino	03/9/2011	$14,284	$28,567	$28,567	$0	$0	$5,713
	02/1/2011							5,683			$23,357

Steven J. LaCreta	03/9/2011	$21,906	$43,812	$43,812	$0	$0	$8,762
	02/1/2011							5,811			$23,883

The Compensation and Benefits Committee of the Board of Directors finalized the 2011 incentive plan in March 2011 for each of the named executive officers. All awards under the plan were to be paid out in cash up to 100% of the total target bonus. Any amounts above the target would have been paid in restricted stock units (RSUs) valued at the greater of the book value of the common stock at the end of the fiscal year or the market value of the common stock as of the payment date. Amounts under “Threshold” in column (c) of the table represent a cash amount equal to 50% of the total target payout, which is the payment made upon achievement of 70% of the performance target; amounts under both “Target” and “Maximum” in columns (d) and (e) each represent a cash grant of 100% of the total target payout, since any amounts above the target would be reflected in RSU grants rather than cash. Amounts under both “Threshold” and “Target” with respect to equity awards (columns (f) and (g)) are reported as zero, since no RSUs would be awarded under the plan unless achievement exceeds 100% of the performance targets. Equity award amounts under “Maximum” (column (h)) represent 20% of the target payout (the difference between the total maximum of 120% of the target payout, less the amount equal to 100% of the target that would be paid in cash). Mr. Latour’s target was 100% of his base salary or $319,000; Mr. Jackson’s target was 50% of his base salary or $111,300; Mr. Constantino’s target was 20% of his base salary or $28,567; and Mr. LaCreta’s target was 30% of his base salary or $43,812. The amounts to be paid out under the 2011 incentive plan were finalized in accordance with the compensation plan upon finalization of our 2011 audited financial statements on January 31, 2012. Since less than 100% of the target payout was achieved, no RSUs were awarded under the 2011 incentive plan.

RSU grants for 2011 under our salary-based long term incentive plan are not reflected in the table above because they were awarded during 2012. These grants were made on January 31, 2012, when the closing market price of our common stock was $6.60 and the book value of our common stock as of December 31, 2011 was $5.21. As described under “Compensation Discussion and Analysis — Compensation Program Design for 2011 — Long Term Incentive Program Equity Awards”, RSU grants with a five-year, time-based vesting component were awarded for 2011 performance with a value determined by a specific percentage of each executive’s salary. At the same time, additional RSUs were award with three-year vesting terms based on certain future performance measurements related to cash flow from operations. Together, the grants were made as follows: Mr. Latour (9,667 time-based and 9,667 performance-based); Mr. Jackson (6,745 time-based and 3,373 performance-based); Mr. Constantino (4,328 time-based and 1,082 performance-based); and Mr. LaCreta (4,425 time-based and 1,106 performance-based). Grants reported under “All Other Stock Awards” (column (i)) in the table reflect the long-term incentive RSU grant for fiscal 2010; these awards were made in February 2011, in the amounts indicated, when the closing market price of our common stock was $4.11 and the book value of our common stock as of December 31, 2010 was $4.88.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(d)	Option Exercise Price ($)(e)		Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(h)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(j)
Richard F. Latour	100,000 0 34,362 24,845	0 20,272 34,362 74,535		$ $ $ $	6.70 5.77 5.85 2.30	2/28/2012 2/26/2017 2/5/2018 2/3/2019	12,875 12,693	(1) (2)	$ $	74,933 73,873	—	—
James R. Jackson, Jr.	0 17,948 17,337	7,073 17,948 52,011	—	$ $ $	5.77 5.85 2.30	2/26/2017 2/5/2018 2/3/2019	8,984 8,857	(1) (2)	$ $	52,287 51,548	—	—
Stephen Constantino	0 8,922 11,125	1,815 8,921 33,373	—	$ $ $	5.77 5.85 2.30	2/26/2017 2/5/2018 2/3/2019	5,765 5,683	(1) (2)	$ $	33,552 33,075	—	—
Steven J. LaCreta	0 9,960 11,374	2,763 9,959 34,123	—	$ $ $	5.77 5.85 2.30	2/26/2017 2/5/2018 2/3/2019	5,894 5,811	(1) (2)	$ $	34,303 33,820	—	—

(1)	Vests in 25% annual increments beginning February 2, 2012.

(2)	Vests in 25% annual increments beginning February 1, 2013.

The table above reflects outstanding equity awards at December 31, 2011. See “Compensation Program Design for 2011” under the heading Compensation Discussion and Analysis above for a description of RSU grants made in January 2012 to each of the named executive officers. The table above does not reflect the RSU grants made in January 2012.

Option Exercises and Stock Vested

None of our named executive officers exercised any options in 2011, nor did any named executive officer hold any restricted stock awards that vested during 2011.

Potential Payments Upon Termination or Change in Control

The following information and the table below set forth the amount of payments to each of our current named executive officers in the event of his termination from employment for cause, without cause, upon disability or death, upon termination by the executive for good reason, termination by the executive without good reason, and in the event of a termination of employment in connection with a change in control. These payment obligations arise under the individual employment agreements that we have entered into with each of our named executive officers. A more detailed summary of those agreements is provided below under the caption “Employment Agreements”.

The amounts shown in the table below assume that each executive was terminated on December 31, 2011, under the other assumptions indicated. Accordingly, the table reflects amounts earned as of December 31, 2011 and includes an estimate of amounts that would be payable to the officer upon the occurrence of a termination or a change in control. The actual amounts to be paid to an executive can only be determined at the time of the termination or change in control.

An executive is entitled to receive amounts earned during his term of employment regardless of the manner in which he is terminated. These amounts include base salary, any amounts deferred under our bonus plans, unused vacation pay and any amounts that had previously been earned but deferred. These amounts are not shown in the table.

In the table below, where an executive is entitled to acceleration of the vesting of unvested stock options or stock awards, amounts are reported as zero where the executive has no outstanding awards that are in the money. Certain amounts reported below as disability payments or continued health care benefits may be reduced to the extent that the executive receives disability benefits under our current plans or finds new employment which offers health care coverage, respectively.

	Richard F. Latour	James R. Jackson, Jr.	Stephen Constantino	Steven J. LaCreta
By company without cause
Cash severance	$1,116,500	$222,600	$214,253	$146,040
Prorated bonus	261,662	—	—	—
Health care benefits	142,716	20,388	30,582	20,388
Disability premiums	60,354	—	—	—
Total	$1,581,232	$242,988	$244,835	$166,428
By company for cause
No payments	N/A	N/A	N/A	N/A
By executive with good reason	Same as “By company without cause” above.	N/A	N/A	N/A
By executive without good reason	Same as “By company for cause” above.	N/A	N/A	N/A
Upon death
Twelve months salary	$319,000
Pro rated bonus	255,200	N/A	N/A	N/A
Accelerated stock options	263,377
Accelerated restricted stock	—
Total	$837,577
Upon disability
Twelve months salary	$319,000	$222,600	$214,253	$146,040
Pro rated bonus	255,200	—	—	—
Accelerated stock options	263,377	—	—	—
Accelerated restricted stock	—	—	—	—
Total	$837,577	$222,600	$214,253	$146,040
Termination without cause (or by executive with good reason) following change in control
Cash severance	$1,116,500	$222,600	$214,253	$146,040
Prorated bonus	261,662	—	—	—
Continued health care benefits	142,716	10,194	10,194	10,194
Disability premiums	60,354	—	—	—
Total	$1,581,232	$232,794	$224,447	$156,234
Termination for cause (or by executive without good reason) following change in control
No payments	N/A	N/A	N/A	N/A
Death during change in control period	Same as “Upon death” above.	Same as “Termination without cause following change in control” above.	Same as “Termination without cause following change in control” above.	Same as “Termination without cause following change in control” above.
Disability during change in control period	Same as “Upon disability” above.	Same as “Termination without cause following change in control” above.	Same as “Termination without cause following change in control” above.	Same as “Termination without cause following change in control” above.

All payments described in the table above would qualify for a tax “gross-up” in the event they would be subject to an excise tax as “excess parachute payments” under Section 280G of the Internal Revenue Code, in order to put the executive in the post-tax position he would be in if the tax had not applied. However, under the assumptions outlined above, no such payments would be taxable as excess parachute payments because the payments do not exceed the applicable thresholds, which are based on a multiple of the individual’s average annualized compensation over the past five years.

In addition to the amounts that will become payable to Mr. Latour in the event he is terminated without cause, or in the event he terminates his employment for good reason, his employment contract provides that his equity awards will not be terminated, but will remain outstanding with the same expiration provisions that would pertain in the absence of his termination.

In the event of a change in control of the Corporation, regardless of whether an executive’s employment is terminated in connection with or following the change in control, certain stock options and equity awards that are not vested at the time of the change in control will accelerate and (in the case of options) become immediately exercisable for a period of 15 days prior to the scheduled date of the change in control, unless determined otherwise by the Compensation and Benefits Committee. To the extent they are not exercised, such options will terminate upon the change in control. If the options are assumed in writing by the successor company, or if the options are substituted with like options of the successor company, then these acceleration and termination provisions will not apply. At December 31, 2011, the aggregate intrinsic value of unvested in-the-money options held by the named executive officers (i.e., the difference between the exercise price and the market value of the Corporation’s common stock at that date) was $263,377 for Mr. Latour, $183,432 for Mr. Jackson, $117,564 for Mr. Constantino and $120,251 for Mr. LaCreta. Similarly, unvested RSU awards may be accelerated by the Compensation and Benefits Committee in connection with a change in control of the Corporation. At December 31, 2011, the market value of unvested RSU awards held by the named executive officers was $148,806 for Mr. Latour, $103,835 for Mr. Jackson, $66,627 for Mr. Constantino and $68,123 for Mr. LaCreta.

Employment Agreements

Richard F. Latour.    We have entered into an employment agreement with Mr. Latour, which was amended and restated in March 2004. The agreement provides for automatically renewing successive one-year terms in March of each year unless it is terminated with six months notice. In the event of a termination of Mr. Latour’s employment agreement by MicroFinancial without cause, or by Mr. Latour for specified good reason, the employment agreement provides for three years of severance payments to Mr. Latour on the basis of his highest base salary during the employment period. In addition, Mr. Latour would also be entitled to a prorated payment of his base salary to the date of termination, the acceleration of any deferred compensation, and a pro rated percentage of the annual bonus amount paid to him for the prior year. Furthermore, his outstanding options or other equity awards would remain outstanding, without termination as a result of the termination. The table above under “Potential Payments Upon Termination or Change in Control” reflects three years plus six months of salary to give effect to the six month notice requirement. Mr. Latour’s current base salary is $344,201

If Mr. Latour’s employment is terminated by his death, his estate will receive his base salary at the rate in effect at the time of his death for a period of twelve months, and any accrued but unpaid amounts under the bonus program. In the event that his employment is terminated on account of a disability (meaning a mental or physical incapacity to perform his services for a period of six months), he would also receive his base salary for a period of twelve months, plus accrued and unpaid amounts under the bonus program. In the event of either his death or his disability, all unvested stock options or restricted stock awards would become vested. If, in connection with a payment under his employment agreement, Mr. Latour incurs any excise tax liability on the receipt of “excess parachute payments” as defined in Section 280G of the Internal Revenue Code of 1986, as amended, we would make gross-up payments to return him to the after-tax position he would have been in if no excise tax had been imposed. Except in cases where his employment is terminated for cause or by his death, Mr. Latour would be entitled to receive a continuation of health and disability benefits until the earlier of his death or his 65th birthday, but those amounts would be offset by any benefits provided by any new employer. As used in Mr. Latour’s employment agreement, “for good reason” means the assignment to him of duties inconsistent with his position, authority, duties or responsibilities; our failure to pay the agreed base salary and provide him with benefits; moving him to a location outside of the metropolitan Boston, Massachusetts area; and our failure to require a successor to assume all obligations under the employment agreement. In exchange for these payments, Mr. Latour has agreed not to compete in certain respects with us for two years following the termination of his employment.

Other Executives.    We have also entered into separate employment agreements with Messrs. Jackson, Constantino and LaCreta, each amended and restated in May 2005, which are designed to provide an incentive to each executive to remain with us pending and following a “change in control”. Each employment agreement had an initial term of three years from May 2005, with an automatic renewal for a new three year period each one-year anniversary of the date of the agreement unless we give 60 days notice to the executive that the period will not be renewed. If a change in control occurs within that term, the agreement provides for an employment period of one year following the change in control, with automatic extensions upon the expiration of the initial one-year term for successive one-month periods. Pursuant to each employment agreement, the executive will be entitled to receive an annual base salary of not less than twelve times the highest monthly base salary paid or payable to the executive within the twelve months preceding the change in control, as well as participation in bonus, incentive and benefit plans generally no less favorable than those provided or available to the executive prior to the change in control. If the employment agreement is terminated by us other than for cause, death or disability, or is terminated by the executive for specified good reason, we will pay, in a lump sum, the executive the aggregate of the following amounts: (i) one times annual base salary, in the case of Messrs. Jackson and LaCreta and one and one-half times annual base salary, in the case of Mr. Constantino; (ii) any other compensation or bonus previously deferred by the executive, together with any accrued interest or earnings on those amounts; and (iii) any accrued vacation pay. In addition, we would continue to provide health benefits to the executive and the executive’s family for at least six months and, if longer, until the next renewal date of the contract.

If the executive’s employment is terminated before a change in control, we are obligated to pay the amounts referenced above; however, payments of the executive’s annual base salary would be payable over twelve months, in the case of Messrs. Jackson and LaCreta, and eighteen months in the case of Mr. Constantino, with payment to be made at the same time that we pay other peer executives of MicroFinancial. In that case, the executive would also be entitled to a continuation of health benefits over the same period. If the employment is terminated because of the executive’s disability prior to a change in control, then we would pay the executive the salary amounts described above (including any previously deferred compensation and accrued vacation), less amounts that the executive would be entitled to receive under our disability benefit plans. Each of the executives has agreed not to become employed by a microticket leasing company that competes with us for the twelve months following any termination.

A “change in control” is defined more specifically in each of these agreements, but it generally means one of the following:

•	the acquisition by any person, entity or group of beneficial ownership of 50% or more of our common stock or of the voting power entitled to vote in the election of our directors;

•

members of our Board of Directors at the date of the agreements ceasing to make up the majority of the Board, except where the new members of the Board are approved by majority vote of the Board at the time;

•

approval by our stockholders (or, if applicable, by a bankruptcy judge) of a merger, reorganization or consolidation, unless more than 60% of the common stock and voting power of the company resulting from the transaction continue to be owned by stockholders who were the owners of such stock before the transaction; or

•	approval by our stockholders (or, if applicable, a bankruptcy judge) of a complete liquidation or dissolution of the company or the sale of all or substantially all of our assets.

Each of the above named executive officers entered into amendments to their respective employment agreements with us in December 2008 in order to clarify the timing of certain of the payments that could be made under the agreements, for the purpose of complying with newly applicable requirements of Section 409A of the Internal Revenue Code. The Compensation and Benefits Committee did not consider these amendments to be material.

The Compensation and Benefits Committee believes that these employment agreements are in our best interests and in the best interests of our stockholders as they provide the executives with the proper incentives to ensure that they fully cooperate with any new ownership pending a change in control event. In addition, they promote the stability and continuity of the senior management team at other times. The committee reviews these agreements annually to ensure that they are appropriate and adequate for each of the executives covered.

PROPOSAL 1

ELECTION OF DIRECTORS

The MicroFinancial Board currently consists of 6 persons. The MicroFinancial Board is divided into three classes, with each class serving staggered terms of three years, so that only one class is elected in any one year. Two directors are to be elected at the Special Meeting to serve until the 2015 annual meeting and until their successors are elected and have qualified. The nominees for this class of directors are Brian E. Boyle and Alan J. Zakon. A director is elected by a plurality of votes of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Special Meeting when there is a quorum. Each of the nominees for director are presently directors of MicroFinancial. They have consented to being named a nominee in this proxy statement and have agreed to serve as a director if elected at the Special Meeting. In the event that the nominees are unable to serve, the persons named in the proxy have discretion to vote for other persons if those other persons are designated by the MicroFinancial Board. The MicroFinancial Board has no reason to believe that the nominees will be unavailable for election.

The paragraphs below set forth information as of the date of this proxy statement about each nominee and each director continuing in office. This information includes certain biographical information, such as the nominee’s or continuing director’s age, principal occupation, business experience in the past five years, and the names of other publicly held companies for which he serves as a director or has served as a director in the past five years. The paragraphs below also present information regarding each nominee’s and each continuing director’s current Board committee roles as well as the specific experience, qualifications, attributes and skills that led the MicroFinancial Board to conclude that he should serve as a director. In addition to the specific experience, qualifications, attributes and skills presented below, the Corporation also believes that each of the nominees and continuing directors has demonstrated the personal and professional integrity, good business judgment, adherence to high ethical standards, and commitment to service to the Corporation that are required of all directors of the Corporation.

THE MICROFINANCIAL BOARD RECOMMENDS

A VOTE “FOR” THE NOMINEES FOR ELECTION AS DIRECTORS.

Nominees for Director (Terms to Expire in 2015)

Brian E. Boyle, 64

Chairman, Compensation and Benefits Committee; Nominating and Corporate Governance Committee; Audit Committee; Credit Policy Committee; Strategic Planning Committee

Dr. Boyle, the Chief Executive Officer of the Corporation from 1985 to 1987 and Chairman of the MicroFinancial Board from 1985 to 1995, has served as a Director of the Corporation or its predecessor since

1985. He has been a member of the Audit Committee and the Compensation Committee since 1997 (and the chairman of the Compensation Committee since January 2010); a member of the Nominating and Corporate Governance Committee since January 2004 (and its chairman until January 2010); a member of the Credit Policy Committee since January 2005; and a member of the Strategic Planning Committee since March 2006. He was the Vice Chairman and a Director of Boston Communications from 1995 through 2007. Prior to joining Boston Communications, Dr. Boyle was the Chairman and Chief Executive Officer of Credit Technologies, Inc., a Massachusetts-based provider of credit decision and customer acquisition software, from 1989 to 1993. Dr. Boyle is also a director of several private companies. Dr. Boyle earned his A.B. in Mathematics from Amherst College and a B.S. in Electrical Engineering and Computer Science, an M.S. in Operations Research, an E.E. in Electrical Engineering and Computer Science and a Ph.D. in Operations Research, all from the Massachusetts Institute of Technology.

The Board believes that Dr. Boyle’s qualifications to serve on the Board include his over three decades of experience in executive leadership of public and private financial and technology companies, including as the Corporation’s founding Chief Executive Officer and former Chairman.

Alan J. Zakon, 76

Chairman, Nominating and Corporate Governance Committee; Compensation and Benefits Committee; Strategic Planning Committee

Dr. Zakon has served as a Director of the Corporation since 1988. He has served on the Compensation and Benefits Committee since 1997 (and as its chairman from January 2005 through January 2010); on the Nominating and Corporate Governance Committee since January 2004 (and its chairman since January 2010); and on the Strategic Planning Committee since March 2006. Dr. Zakon served as Managing Director of Bankers Trust Corporation from 1989 through 1995 where he was Chairman of the Strategic Policy Committee. Dr. Zakon was a member of the board of directors of Arkansas Best Corporation, a nationwide commercial transportation and trucking company, from February 1993 through April 2011. Dr. Zakon holds a B.A. from Harvard University, an M.S. in Industrial Management from the Sloan School at the Massachusetts Institute of Technology and a Ph.D. in Economics and Finance from the University of California at Los Angeles.

The Board believes that Dr. Zakon’s qualifications to serve on the Board include his twenty years of management consulting experience as well as his past service as chief executive of the Boston Consulting Group and current and past membership on six public company Boards, as well as his extensive background in finance.

Continuing Directors

Terms Expiring in 2013

Peter R. Bleyleben, 59

Credit Policy Committee

Dr. Bleyleben serves as Non-Executive Chairman of the Board of Directors of the Corporation since 2002 and on the Credit Policy Committee since 2005. He served as first President and later as Chairman, Chief Executive Officer and Director of the Corporation or its predecessor from 1987 until 2002. He also has served on the boards of various private companies, including Common Angels, a Massachusetts-based angel investment group. Before joining the Corporation, Dr. Bleyleben was Vice President and Director of the Boston Consulting Group, Inc. Dr. Bleyleben earned an M.B.A. with distinction and honors from the Harvard Business School, an M.B.A. and a Ph.D. in Business Administration and Economics, respectively, from the Vienna Business School in Vienna, Austria and a B.S. in Computer Science from the Vienna Institute of Technology.

The Board believes that Dr. Bleyleben’s qualifications to serve on the Board include his nearly 15 years as the Corporation’s chief executive officer, from its early days through its initial public offering and beyond, which give him valuable insight and experience in the Corporation’s business, operations, industry and history. He also brings a first hand understanding of successful long-term business strategies from his experiences as chief executive officer, his membership on other boards of directors, and his work as a senior strategic business consultant.

Richard F. Latour, 58

Mr. Latour has served as President, Chief Executive Officer, Treasurer, Clerk and Secretary of the Corporation since October 2002 and as President, Chief Operating Officer, Chief Financial Officer, Treasurer, Clerk and Secretary, as well as a director of the Corporation, since February 2002. From 1995 to January 2002, he served as Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer, Clerk and Secretary. From 1986 to 1995, Mr. Latour served as Vice President of Finance and Chief Financial Officer. Prior to joining the Corporation, Mr. Latour was Vice President of Finance with Trak Incorporated, an international manufacturer and distributor of consumer goods, where he was responsible for all financial and operational functions. Mr. Latour earned a B.S. in accounting from Bentley College in Waltham, Massachusetts.

The Board believes that Mr. Latour’s qualifications to serve on the Board include his experience from more than two decades in senior positions at the Corporation, including over eight years as President, and his extensive knowledge of both the day to day operations of the Corporation and its strategic vision. The Board believes it is critical to have the insight of the Chief Executive Officer and President reflected in its strategic thinking.

Terms Expiring in 2014

Torrence C. Harder, 68

Chairman, Credit Policy Committee; Audit Committee; Strategic Planning Committee

Mr. Harder has served as a Director of the Corporation since 1986, served as Chairman of the Credit Policy Committee since January 2005, and has been a member of the Audit Committee since 1997 and of the Strategic Planning Committee since March 2006. He has been the President and Director of Harder Management Company, Inc., a registered investment advisory firm, since its establishment in 1971. He has also been the President and Director of Entrepreneurial Ventures, Inc., a private equity investment firm, since its founding in 1986. Mr. Harder is a director of Command Credit Corporation, MindEdge, Inc., PlasTech Innovations, Inc. and Rentometer, Inc., each of which is a privately held company. Mr. Harder earned an M.B.A. from the Wharton School of the University of Pennsylvania, and a B.A. with honors from Cornell University.

The Board believes that Mr. Harder’s qualifications to serve on the Board include the experience he has gained from approximately twenty-five years of investing in computer and finance-related companies.

Fritz von Mering, 59

Chairman, Audit Committee; Compensation and Benefits Committee; Nominating and Corporate Governance Committee

Mr. von Mering has served as a Director of the Corporation and a member of the Audit Committee since 2004, Chairman of the Audit Committee since January 2005, and a member of the Compensation and Benefits Committee and the Nominating and Corporate Governance Committee since January 2005. Mr. von Mering is currently managing director of Miles River Management, a strategic planning and financial management consultancy. He was a member of the board of directors of Syniverse Holdings, Inc., from 2008 to 2011, and served on its audit and compensation committees. From 1989 to 2006, he held various roles at Boston Communications Group, Inc. (“Boston Communications”), a Boston-based provider of call processing to the global wireless industry, including Chief Operating Officer, Vice President of Corporate Development, and Chief Financial Officer, and served on the Board of Boston Communications through March 2007. Prior to joining Boston Communications, Mr. von Mering was the Chief Financial Officer of Massachusetts Gas & Electric from

1986 to 1989. Before joining Massachusetts Gas & Electric, Mr. von Mering was regional vice president and general manager for Metromedia’s paging division from 1980 to 1986. Prior to Metromedia, Mr. von Mering held various positions at Coopers & Lybrand, where he earned his C.P.A. Mr. von Mering earned his B.S. in Accounting from Boston College and an M.B.A. from Babson College.

The Board believes that Mr. von Mering’s qualifications to serve on the Board include his qualifications as a financial expert within the meaning of SEC regulations and the financial sophistication he has obtained through his previous experiences as a chief financial officer of a public company, his public accounting experience, and general accounting knowledge.

PROPOSAL 2

APPROVAL OF THE MICROFINANCIAL INCORPORATED 2012

EQUITY INCENTIVE PLAN

Equity-based incentives are an important element of our overall compensation philosophy. The Corporation adopted its existing equity incentive plan in 2008 (the 2008 Plan). The 2008 Plan reserved 1,000,000 shares of common stock for issuance in the form of shares of stock, options, restricted stock units, stock appreciation rights or similar equity awards. In calculating the awards remaining for grant under the 2008 Plan, grants of stock options or stock appreciation rights to employees, and any equity grants to non-employee directors, reduce the number of shares available for future grant by one share for every share of common stock subject to the award. However, grants of restricted stock, restricted stock units and other “full share” awards to employees reduce the reserve by three (3) shares for every share of common stock subject to the award.

To date, grants of 106,955 restricted stock units have been made under the 2008 Plan to executive officers of the Corporation, of which 98,575 remain unvested. Under the three to one ratio described above, these restricted stock units have decreased the availability of future grants under the 2008 Plan by 320,865 shares. There are also currently 258,723 stock options outstanding under the 2008 Plan (after forfeitures) at a weighted average exercise price of $2.30 per share. Stock grants under the 2008 Plan to members of our Board of Directors as part of their annual compensation arrangements have totaled 359,161 shares. Taking these grants into account, there are currently only 61,251 shares available for future grants of options, restricted stock units, share awards or other awards under the 2008 Plan.

On the recommendation of the Compensation and Benefits Committee, our Board of Directors has adopted the MicroFinancial Incorporated 2012 Equity Incentive Plan to permit the issuance of awards in the amount of up to 750,000 shares of common stock, and is submitting it to our stockholders for approval.

The proposed 2012 Plan is intended to provide for a reasonable reservoir of authorized shares for future grants. Based on the level of past grants, and like the 2008 Plan, the Corporation expects the reservoir of shares under the 2012 Plan to last at least three to four years. If the 2012 Plan is approved by our stockholders, the 61,251 shares available for grant under the existing 2008 Plan will remain available for grant under that plan, so that the total potential future grants under the combined plans would be 811,251 shares, subject to the three-to-one reduction ratio required by both plans for restricted stock or RSU grants to employees.

Purpose of the 2012 Plan

The 2012 Plan is intended to assist us in attracting, motivating and retaining high-performing executives and employees. We believe that equity incentives motivate high levels of performance and provide an effective means of recognizing employee contributions to our success. We also believe that equity incentives align the interests of our employees with the interests of our stockholders – when we perform well, that performance is reflected in our stock price, and employees are rewarded along with other stockholders. Equity incentives also benefit us in a number of other ways. For example, they can be used to tie compensation closely to our performance; they conserve cash; stock options produce no dilution to earnings per share without an increase in the stock price that benefits stockholders generally; the exercise of options increases our capital; and we are entitled to tax deductions in connection with most equity awards. We believe that our equity incentive program has been integral to our success, and that a continuation of our program through the adoption of the 2012 Plan is important to the Corporation.

The Board’s adoption of the 2012 Plan is subject to the approval of the stockholders. Approval will allow us to continue to grant restricted stock and RSU awards under our executive incentive programs, permit us to grant incentive stock options (ISOs), ensure our ability to take tax deductions for equity compensation under Section 162(m) of the Internal Revenue Code, as amended (the Code), and meet the requirements of the Nasdaq Stock Market.

Description of the 2012 Plan

The following is a summary of the material terms and provisions of the 2012 Plan. The summary is qualified in its entirety by reference to the complete text of the Plan, which is attached to this proxy statement as Annex A and incorporated herein by reference. Capitalized terms that are used but not defined in this summary have the meanings given to them in the Plan. If there is any inconsistency between this summary and the Plan, the terms of the Plan will govern.

Eligibility to Participate.    All employees and directors of the Corporation or any of its affiliates capable of contributing to the successful performance of the Corporation are eligible to receive awards under the 2012 Plan. Based on the number of our employees and directors at December 31, 2011, there are approximately 140 individuals who currently would be eligible to participate in the 2012 Plan. We have historically limited equity awards under our equity incentive or stock option plans to directors and senior management, a group currently consisting of 10 individuals, and we have no current plan to change that policy.

Shares Available for Issuance.    The Board has reserved 750,000 shares of our Common Stock for issuance under the 2012 Plan. For purposes of calculating the shares remaining for grant under the 2012 Plan, grants of stock options or Stock Appreciation Rights to any participant will reduce that reserve by one share for each share subject to the option or the settled portion of the Stock Appreciation Right. Grants of restricted stock and any other “full share” awards will reduce the reserve by three (3) shares for each share of common stock subject to the award, in the case of awards to employees, or by one share for each share of common stock subject to the award, in the case of awards to non-employee directors. The 61,251 shares currently remaining under our existing 2008 Plan will remain available for issuance whether or not the 2012 Plan is approved.

Administration.    The 2012 Plan will be administered by a committee composed of two or more members of the Board of Directors who are independent from Company management. The committee has the authority to adopt administrative rules and practices governing the operation of the 2012 Plan and to interpret its provisions. The committee may, subject to applicable law, delegate to one or more executive officers the power to make awards to participants who are not directors or executive officers so long as the committee fixes the maximum number of shares that may be subject to such awards. The Board may at any time also take any such action.

Types of Awards that May Be Made.    We may grant stock options, restricted stock, restricted stock units, shares of common stock without restrictions, and any other right to receive payment from the Corporation based in whole or in part on the value of the common stock. These may include instruments such as phantom stock, performance units, and stock appreciation rights.

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Stock Options.    Stock options under the 2012 Plan may be Incentive Stock Options or nonstatutory stock options. The maximum cumulative number of shares available for grants of Incentive Stock Options under the Plan is 750,000 shares. The committee determines the terms of the options, including the amount, exercise price, vesting schedules and term, which may not exceed ten years. The per share exercise price of an option may not be less than 100% of the fair market value of the Common Stock on the grant date.

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Restricted Stock and Restricted Stock Units.    Restricted stock is a grant of shares of Common Stock, and restricted stock units are rights to receive the value of shares of Common Stock, that are subject to certain restrictions during a specified period. The restricted period may be based on achieving performance or market-related goals, or on the participant’s continued service with the Corporation. Restricted stock units will be settled in shares of common stock. The participant generally will forfeit the award if the specific conditions are not satisfied.

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Stock Equivalents.    A stock equivalent is any right to receive payment from the Corporation based in whole or in part on the value of the Common Stock. Stock equivalents may include, without limitation, phantom stock, performance units and Stock Appreciation Rights and may be settled in stock, cash or other awards or property. The per share exercise price of a Stock Appreciation Right may not be less than 100% of the fair market value of the Common Stock on the grant date and the term of a Stock Appreciation Right may not exceed ten years.

Terms and Conditions of Awards.    The committee selects the participants to receive awards and determines the terms and conditions of each award, including the number of shares of Common Stock subject to each award, the price, if any, a participant pays to receive or exercise an award, the time or times when an award vests or may be exercised, settled, or forfeited, any performance goals, restrictions, or other conditions to vesting, exercise, or settlement of an award, and the effect on an award of the disability, death, retirement or other termination of service of a participant. No stock option granted to an employee under the 2012 Plan shall become fully vested within one year from its grant date, and no restricted stock or other awards made to an employee without any performance-based criteria other than the employee’s continued service will have a restricted period of less than one year.

Performance Goals.    A participant’s right to earn or vest in an award may be made subject to the achievement of one or more objective performance goals based on one or more of the following criteria established by the committee: revenue; revenue growth; sales; expenses; margins; net income; earnings or earnings per share; cash flow; stockholder return; return on investment; return on invested capital, assets, or equity; profit before or after tax; operating profit; unearned income; lease origination measures; market capitalization; quality improvements; market share; cycle time reductions; customer satisfaction measures; credit quality measures; strategic positioning or marketing programs; business/information systems improvements; expense management; infrastructure support programs; employee programs; customer programs; technology development programs; or any combination of any of the foregoing, and may be particular to a participant or may be based, in whole or in part, on the performance of the division, department, line of business, subsidiary, or other business unit in which the participant works or on the performance of the Corporation as a whole. Performance goals will be set by the committee within the time period prescribed by Section 162(m) of the Code.

Limitations on Individual Grants.    We may not in any fiscal year grant to any participant options or other awards covering more than 200,000 shares.

Transferability.    The committee has the authority to permit participants to transfer any award, provided that ISOs may be transferable only to the extent permitted by the Code.

Adjustments.    Upon an equity restructuring or other corporate transaction that affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the 2012 Plan, the committee shall equitably adjust any or all of the number and kind of shares in respect of which awards may be made under the 2012 Plan, the number and kind of shares subject to outstanding awards, the exercise price with respect to any of the foregoing, and the limit on individual grants.

Change in Control.    Subject to the terms of individual award agreements evidencing an award under the 2012 Plan, the committee may act to preserve the participants’ rights in the event of a change in control of the Corporation as the committee may consider equitable to participants and in the best interests of the Corporation, including without limitation: accelerating any time period relating to the vesting, exercise, or settlement of an award, providing for payment to the participant of cash or other property with a fair market value equal to the amount that would have been received upon the vesting, exercise, or settlement of an award in connection with the change in control, causing an award to be assumed, or new rights substituted therefore, by another entity, or adjusting the terms of an award in a manner determined by the committee to reflect the change in control.

No Repricing of Outstanding Stock Options and SARs.    We may not, without stockholder approval, amend any outstanding option or Stock Appreciation Right to reduce the exercise price or replace it with a new award exercisable for Common Stock at a lower exercise price.

Amendment and Term of Awards.    Subject to the prohibition on repricing, the committee may not amend, modify or terminate any outstanding award for which the respective participant’s consent would be required unless the terms of the award permit such action, the committee determines that such action is required by law, or the committee determines that the action would not materially and adversely affect the participant. Unless it is sooner terminated, the 2012 Plan will automatically terminate on the day before the tenth (10th) anniversary of the date it is first approved by stockholders. No awards may be granted under the 2012 Plan while it is suspended or after it is terminated.

Amendment of the Plan.    The Board of Directors may amend, suspend or terminate the 2012 Plan, subject to any stockholder approval it deems necessary or appropriate. For example, under the Code and Nasdaq Stock Market requirements, the Board may not increase the number of shares of Common Stock issuable under the Plan (except in the case of a recapitalization, stock split or similar event) without stockholder approval.

New Plan Benefits.    If the 2012 Plan is approved, our Board of Directors and the committee will be able to grant awards to eligible participants under the plan at their discretion. Consequently, with the exception noted below with respect to non-employee directors, it is not possible to determine at this time the amount or dollar value of awards to be provided under the 2012 Plan. We grant to each of our non-employee directors an annual equity grant consisting of shares of Common Stock valued at $42,000 on the date of grant. The $20,000 annual retainer and certain committee chair fees may be taken in shares of stock or 40% in cash and 60% in stock, at the individual director’s election. Beginning with amounts payable with respect to our 2012 fiscal year, these amounts will be increased by 5%. See “Governance of the Corporation — Compensation of Directors” above.

Federal Income Tax Consequences Relating to Awards

The following is a brief summary of some of the federal income tax consequences of certain transactions under the 2012 Plan based on federal income tax laws in effect on the date hereof. This summary is not intended to be complete and does not describe state or local tax consequences. It is not intended as tax guidance to participants in the 2012 Plan.

Non-qualified Stock Options.    In general, (i) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (ii) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options.    No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in alternative minimum tax liability. If shares of our common stock are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of our common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Stock Appreciation Rights.    No income will be recognized by a participant in connection with the grant of a tandem stock appreciation right or a free-standing stock appreciation right. When the stock appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of our common stock received on the exercise.

Restricted Stock.    The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Restricted Stock Units.    No income generally will be recognized upon the award of restricted stock units. The recipient of a restricted stock unit award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of our common stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such restricted stock units), and the capital gains/loss holding period for such shares will also commence on such date.

Performance Awards.    No income generally will be recognized upon the grant of performance awards. Upon payment in respect of the earn-out of performance awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of our common stock received.

Tax Consequences to Us or Our Subsidiaries.    To the extent that a participant recognizes ordinary income in the circumstances described above, we or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Compliance with Section 162(m) of the Code.    The 2012 Plan is designed to enable us to provide certain forms of performance-based compensation to executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Code.

Compliance with Section 409A of the Code.    To the extent applicable, we intend that the 2012 Plan and any grants made thereunder will comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The 2012 Plan and any grants made under the 2012 Plan will be administered in a manner consistent with this intent. Any reference in the 2012 Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of Common Stock under the 2012 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as is practicable after approval of the 2012 Plan by our stockholders.

THE MICROFINANCIAL BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL

WHICH IS IDENTIFIED AS PROPOSAL 2 ON THE ENCLOSED PROXY.

Equity Compensation Plans

The following table summarizes information, as of December 31, 2011, relating to our equity compensation plans pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares may be granted from time to time.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)(2)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders(1)	884,590		$4.19	214,250
Equity compensation plans not approved by security holders	—		—	—
Total		$

(1)	Includes our 1998 Equity Incentive Plan (which was approved by stockholders at the 2001 special meeting of stockholders in lieu of annual meeting, and under which no further grants may be made) and our 2008 Equity Incentive Plan (which was approved by stockholders at the 2008 special meeting of stockholders in lieu of annual meeting), without giving effect to the adoption of the 2012 Equity Incentive Plan described in Proposal 2.

(2)	Weighted average exercise price of outstanding options; excludes restricted stock.

PROPOSAL 3

RATIFICATION OF THE SELECTION OF

MICROFINANCIAL’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The selection of McGladrey & Pullen, LLP (“McGladrey”) to serve as independent auditors of MicroFinancial for the current fiscal year ending December 31, 2012, will be submitted to the stockholders of the Corporation for ratification at the Special Meeting. Although ratification is not legally required, the Corporation is submitting the appointment of McGladrey to stockholders as a matter of good corporate governance. If the ratification is not approved, then the Audit Committee of the Corporation’s Board of Directors will reconsider the appointment. Representatives of McGladrey will be present at the Special Meeting, will have the opportunity to make a statement if they so desire and will be available to answer appropriate questions.

McGladrey has been MicroFinancial’s independent auditors since September 20, 2010. Prior to that time, MicroFinancial’s independent auditors were Caturano and Company, P.C. (“Caturano”). The Audit Committee of MicroFinancial’s Board of Directors approved the change following McGladrey’s acquisition in 2010 of certain assets of Caturano, as a result of which substantially all of the officers and employees of Caturano joined McGladrey. During the two most recently completed fiscal years prior to the change, and for the interim period preceding the change, Caturano’s reports on MicroFinancial’s financial statements did not contain an adverse opinion or disclaimer of opinion, nor were these reports qualified or modified as to uncertainty, audit scope or accounting principles. During that time, there were no disagreements with Caturano on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, none of the events listed in Item 304(a)(1)(v) of Regulation S-K occurred, and MicroFinancial did not consult with McGladrey on either of the matters referred to in Item 304(a)(2) of Regulation S-K

McGladrey has advised MicroFinancial that neither it nor any of its members has any direct financial interest in MicroFinancial as a promoter, underwriter, voting trustee, director, officer or employee. All professional services rendered by McGladrey during the year ended December 31, 2011 were furnished at customary rates.

The ratification of the selection of independent auditors requires the affirmative vote of a majority of the outstanding Common Stock, present in person or represented by proxy, and entitled to vote thereon at the Special Meeting when there is a quorum.

THE MICROFINANCIAL BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL

WHICH IS IDENTIFIED AS PROPOSAL 3 ON THE ENCLOSED PROXY.

Fees to Independent Registered Public Accounting Firm for Fiscal 2011 and 2010

Audit Fees.    The aggregate fees billed for professional services rendered for the audit of the Corporation’s annual financial statements for the fiscal year ended December 31, 2011 and for the reviews of the financial statements included in the Corporation’s Quarterly Reports on Form 10-Q for that fiscal year and for services provided in connection with statutory or regulatory filings or engagements were $237,453.

The aggregate fees billed for professional services rendered for the audit of the Corporation’s annual financial statements for the fiscal year ended December 31, 2010 and for the reviews of the financial statements included in the Corporation’s Quarterly Reports on Form 10-Q for that fiscal year and for services provided in connection with statutory or regulatory filings or engagements were $237,243.

Audit-Related Fees.    The aggregate fees billed for assurance and related services reasonably related to employee benefit plan audits and not reported under the foregoing “Audit Fees” section rendered to the Corporation for the fiscal year ended December 31, 2011 were $17,338.

The aggregate fees billed for assurance and related services reasonably related to employee benefit plan audits and not reported under the foregoing “Audit Fees” section rendered to the Corporation for the fiscal year ended December 31, 2010 were $17,350.

Tax Fees.    The aggregate fees billed for professional services rendered to the Corporation related to tax compliance, tax advice and tax planning for the fiscal year ended December 31, 2011 were $5,000, which includes review of the annual tax returns.

The aggregate fees billed for professional services rendered to the Corporation related to tax compliance, tax advice and tax planning for the fiscal year ended December 31, 2010 were $5,000, which includes review of the annual returns.

All Other Fees.    There were no other fees billed by McGladrey or Caturano for services rendered to the Corporation, other than the services described under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” for the fiscal years ended December 31, 2011 and December 31, 2010.

Approval by Audit Committee

The charter of the Audit Committee requires that the Committee approve in advance any audit or permissible non-audit engagement or relationship between the Corporation and the independent auditors. The Committee has delegated to the Chairman of the Audit Committee the authority to approve in advance all audit-related or non-audit services to be provided by the independent auditor if presented to the full Committee at the next regularly scheduled meeting of the Audit Committee.

OTHER MATTERS

Management does not know of any matters which will be brought before the Special Meeting other than those specified in the Notice of Special Meeting of Stockholders. However, if any other matters properly come before the Special Meeting, the persons named in the form of proxy, or their substitutes, will vote on such matters in accordance with their best judgment.

2013 STOCKHOLDER PROPOSALS

Proposals of stockholders to be included in the proxy statement and form of proxy for the Corporation’s 2013 annual meeting of stockholders must be received by December 12, 2012. Stockholders who wish to make a proposal at the aforementioned meeting of stockholders, other than one that will be included in the Corporation’s proxy materials, must notify the Corporation no later than January 11, 2013 of such a proposal. If a stockholder makes such a timely notification, the proxies solicited by the MicroFinancial Board will confer discretionary voting authority on the persons named as attorneys in the proxy and such persons may exercise discretionary voting authority under circumstances consistent with the rules of the Securities and Exchange Commission. If a stockholder who wishes to present a proposal fails to notify the Corporation by January 11, 2013, the stockholder shall not be entitled to present the proposal at the meeting. Notwithstanding the failure to timely notify the Corporation, if the proposal is brought before the meeting, then the proxies solicited by the MicroFinancial Board will confer discretionary voting authority on the persons named as attorneys in the proxy.

Proposals should be mailed to Richard F. Latour, Secretary of MicroFinancial, at 16 New England Executive Park, Suite 200, Burlington, Massachusetts 01803.

FINANCIAL STATEMENTS

The financial statements of the Corporation are contained in the Corporation’s Annual Report on Form 10-K for its fiscal year ended December 31, 2011 that was filed with the Securities and Exchange Commission on March 30, 2012, a copy of which is included with this proxy statement. Such report and the financial statements contained therein are not to be considered as a part of this soliciting material.

MISCELLANEOUS

All the expenses of preparing, assembling, printing and mailing the material used in the solicitation of proxies by the Board will be paid by the Corporation. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Corporation may solicit proxies on behalf of the Board by telephone, electronic communication or personal interview, the expenses of which will be borne by the Corporation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of stock held of record by such persons at the expense of the Corporation.

Submitted by Order of the Board of Directors,

RICHARD F. LATOUR
Secretary

Burlington, Massachusetts

April 11, 2012

Annex A

MICROFINANCIAL INCORPORATED

2012 EQUITY INCENTIVE PLAN

1.	Purpose.

The purpose of the MicroFinancial Incorporated 2012 Equity Incentive Plan (the “Plan”) is to attract and retain persons who are expected to make important contributions to the Company and its Affiliates, to provide an incentive for them to achieve the Company’s goals, and to enable them to participate in the growth of the Company by granting Awards with respect to the Company’s Common Stock. Certain capitalized terms used herein are defined in Section 7 below.

2.	Administration.

The Plan shall be administered by the Committee; provided, that the Board may in any instance perform any of the functions of the Committee hereunder. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions hereof in its discretion. The Committee’s determinations hereunder shall be final and binding. The Committee may, subject to applicable law, delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons or Covered Employees and all determinations hereunder with respect thereto, provided that the Committee shall fix the maximum number of shares that may be subject to such Awards.

3.	Eligibility.

All directors and all employees of the Company or any Affiliate capable of contributing to the successful performance of the Company are eligible to be Participants in the Plan. Incentive Stock Options may be granted only to persons eligible to receive such Options under the Code.

4.	Stock Available for Awards.

(a) Amount.    (i) Subject to adjustment under subsection (c), up to an aggregate of 750,000 shares of Common Stock, plus the shares subject to any Award that expires or is terminated unexercised or is forfeited, to the extent of such expiration, termination, or forfeiture, (collectively, the “Share Reserve”) may be issued pursuant to Awards, including Incentive Stock Options, under the Plan. Shares issued under the Plan may consist of authorized but unissued shares. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan.

(ii) In determining the number of shares granted hereunder for purposes of subsection (a)(i), (A) each share subject to an Option or to the settled portion of a Stock Appreciation Right shall reduce the Share Reserve by one share, (B) each share issued upon the lapse of restrictions or other vesting with respect to any other Award made to a non-employee director shall reduce the Share Reserve by one share, and (C) each share issued upon the lapse of restrictions or other vesting with respect to any other Award made to an employee shall reduce the Share Reserve by three (3) shares.

(b) Limit on Individual Grants.    The aggregate number of shares of Common Stock that may be granted to any Participant in any fiscal year (i) subject to Options or Stock Appreciation Rights or (ii) subject to other types of Awards with respect to which Performance Goals apply shall not exceed 200,000 shares, subject to adjustment under subsection (c).

(c) Adjustments.    Upon any equity restructuring, whether a stock dividend, recapitalization, split-up or combination of shares, or otherwise, the number of shares in respect of which Awards may be made under the

Plan, the number of shares subject to outstanding Awards, the exercise price with respect to any of the foregoing, and the limit on individual grants in subsection (b) shall be proportionately adjusted, provided that the number of shares subject to any Award shall always be a whole number. In the event the Committee determines that any other reorganization, recapitalization, extraordinary dividend of cash and/or assets, merger, spin-off or other corporate transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, the Committee shall equitably adjust any or all of the number and kind of shares in respect of which Awards may be made under the Plan, the number and kind of shares subject to outstanding Awards, the exercise price with respect to any of the foregoing, and the limit on individual grants in subsection (b), provided that the number of shares subject to any Award shall always be a whole number. Any adjustment made pursuant to this subsection shall be subject, in the case of Incentive Stock Options, to any limitation required under the Code and shall comply with the requirements of Section 409A of the Code.

5.	Awards under the Plan.

(a) Types of Awards.    The Committee may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Equivalents and Awards of shares of Common Stock that are not subject to restrictions or forfeiture.

(b) Terms and Conditions of Awards.

(i) The Committee shall select the Participants to receive Awards and determine the terms and conditions of each Award. Without limiting the foregoing but subject to the other provisions of the Plan and applicable law, the Committee shall determine (A) the number of shares of Common Stock subject to each Award or the manner in which such number shall be determined, (B) the price, if any, a Participant shall pay to receive or exercise an Award or the manner in which such price shall be determined, (C) the time or times when an Award may vest or be exercised or settled; provided, however, that no Award granted to an employee shall become fully vested within one (1) year from its date of grant, (D) any Performance Goals, restrictions or other conditions to vesting, exercise, or settlement of an Award, (E) whether an Award may be settled in the form of cash, Common Stock or other securities of the Company, Awards or other property, and the manner of calculating the amount or value thereof, (F) the duration of any Restricted Period or any other circumstances in which an Award may be forfeited to the Company; provided that an Award to an employee without any other performance-based qualification criteria other than the employee’s continued service shall have a minimum Restricted Period of at least one (1) year, (G) the effect on an Award of the disability, death, retirement or other termination of service of a Participant, and (H) the extent to which, and the period during which, the Participant or the Participant’s legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

(ii) The Committee shall determine the form of consideration and manner of payment of the exercise price of any Award; provided, however, that a Participant shall be required to pay the exercise price of any Award in cash, by personal check, certified check or payment commitment of a financial or brokerage institution as determined by the Committee.

(iii) Any Award may be made alone, in addition to, or in relation to any other Award. The terms of Awards of each type need not be identical, and the Committee need not treat Participants uniformly. No Award shall be transferable except upon such terms and conditions and to such extent as the Committee determines, provided that no Award shall be transferable for value and Incentive Stock Options may be transferable only to the extent permitted by the Code. No Award to any Participant subject to United States income taxation shall provide for the deferral of compensation that does not comply with Section 409A of the Code. The achievement or satisfaction of any Performance Goals, restrictions or other conditions to vesting, exercise, or settlement of an Award shall be determined by the Committee.

(c) Provisions Applicable to Certain Types of Awards.

(i) Options and Stock Appreciation Rights.    The exercise price for any Option or Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant;

provided that if the Board approves the grant of an Option or Stock Appreciation Right with an exercise price to be determined on a future date, the exercise price shall be no less than 100% of the Fair Market Value of the Common Stock on such future date. No Option or Stock Appreciation Right shall have a term longer than ten years. No Incentive Stock Option may be granted more than ten years after the effective date of the Plan. The Committee shall determine the manner of calculating the excess in value of the shares of Common Stock over the exercise price of a Stock Appreciation Right.

(ii) Restricted Stock and Restricted Stock Units.    Shares of Restricted Stock and shares subject to Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the applicable Restricted Period. Restricted Stock Units shall be settled in shares of Common Stock. The Company shall deliver certificates with respect to shares of Restricted Stock and Restricted Stock Units to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary at the expiration of the Restricted Period.

6.	General Provisions.

(a) Documentation.    Each Award under the Plan shall be evidenced by documentation in the form prescribed by the Committee and delivered to or executed and delivered by the Participant specifying the terms and conditions of the Award and containing such other terms and conditions not inconsistent with the provisions hereof as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable law and accounting principles.

(b) Termination and Forfeiture.    The terms of any Award may include such continuing provisions for termination of the Award and/or forfeiture or recapture of any shares, cash or other property previously issued pursuant thereto relating to competition or other activity or circumstances detrimental to the Company as the Committee may determine to be in the Company’s best interests.

(c) Dividends.    In the discretion of the Committee, any Award may provide the Participant with dividends or dividend equivalents payable (in cash, in shares of Common Stock, or in the form of Awards under the Plan) currently or deferred and with or without interest.

(d) Committee Discretion.    Except as otherwise provided hereby or in a particular Award, any determination or action with respect to an Award may be made or taken by the Committee at the time of grant or at any time thereafter.

(e) Change in Control.    In order to preserve a Participant’s rights under an Award in the event of a change in control of the Company (as defined by the Committee) and subject to the provisions of any particular documentation evidencing the terms and conditions of an Award, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take such actions, including without limitation one or more of the following: (i) providing for the acceleration of any time period relating to the vesting, exercise, or settlement of the Award, (ii) providing for payment to the Participant of cash or other property with a Fair Market Value equal to the amount that would have been received upon the vesting, exercise, or settlement of the Award in connection with the change in control, (iii) adjusting the terms of the Award in a manner determined by the Committee to reflect the change in control, or (iv) causing the Award to be assumed, or new rights substituted therefor, by another entity, as the Committee may consider equitable to Participants and in the best interests of the Company.

(f) Tax Withholding.    A Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, the minimum withholding taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company and its Affiliates may, to the extent permitted by law, deduct the minimum tax obligations from any payment of any kind due to the Participant under the Plan or otherwise. In the Committee’s discretion, the minimum tax obligations required by law to be withheld in respect of Awards may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of retention or delivery.

(g) Legal Compliance.    The Company shall not be required to issue any shares of Common Stock or take any other action pursuant to the Plan unless the Company is satisfied that all requirements of law, or of any stock exchange on which the Common Stock is then listed, in connection therewith have been or will be complied with, and the Committee may impose any restrictions on the rights of Participants hereunder as it shall deem necessary or advisable to comply with any such requirements.

(h) Amendment of Awards.    The Committee may amend, modify or terminate any outstanding Award, including without limitation changing the dates of vesting, exercise or settlement, causing the Award to be assumed by another entity, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the terms of the Award permit such action, the Committee determines that such action is required by law, or the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant. The foregoing notwithstanding, without further approval of the stockholders of the Company, the Committee shall not authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce the exercise price and no Option or Stock Appreciation Right shall be canceled and replaced with an Award exercisable for Common Stock at a lower exercise price.

7.	Definitions.

(a) “Affiliate” means any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has a significant financial interest as determined by the Committee.

(b) “Award” means any award of shares of Common Stock or right with respect to shares described in Section 5(a).

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

(e) “Committee” means the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan or a specified portion thereof. Each such committee shall be comprised of not less than two members of the Board who shall meet such criteria as the Board may specify from time to time.

(f) “Common Stock” means the Class A Common Stock, $0.01 par value, of the Company, or such other securities of the Company as may be designated by the Committee from time to time.

(g) “Company” means MicroFinancial Incorporated, a Massachusetts corporation.

(h) “Covered Employee” means a “covered employee” within the meaning of Section 162(m) of the Code.

(i) “Date of Grant” means the date on which all requirements under applicable law and the Company’s certificate of incorporation and bylaws for the effective grant of an Award have been satisfied.

(j) “Designated Beneficiary” means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death. In the absence of an effective designation by a Participant, “Designated Beneficiary” means the Participant’s legal representative.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

(l) “Fair Market Value” with respect to the Common Stock or other property means the fair market value thereof determined by such methods as shall be established by the Committee from time to time. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of the Common Stock as of any date shall mean (i) if the Common Stock is then listed or admitted to trading on a national securities exchange, the last reported sale price on such date on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on such exchange on such date or (ii) if the Common Stock is then traded in the over-the-counter market, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal or other appropriate publication selected by the Committee, for the over-the-counter market.

(m) “Incentive Stock Option” means an Option complying with the requirements of Section 422 of the Code or any successor provision and any regulations thereunder.

(n) “Option” means a right to purchase shares of Common Stock and may be an Incentive Stock Option if specified by the Committee.

(o) “Participant” means a person selected by the Committee to receive an Award under the Plan.

(p) “Performance Goals” means one or more objective performance goals based on one or more of the following criteria established by the Committee: revenue; revenue growth; sales; expenses; margins; net income; earnings or earnings per share; cash flow; shareholder return; return on investment; return on invested capital, assets, or equity; profit before or after tax; operating profit; unearned income; lease origination measures; credit quality measures; market capitalization; quality improvements; market share; cycle time reductions; customer satisfaction measures; strategic positioning or marketing programs; business/information systems improvements; expense management; infrastructure support programs; human resource programs; customer programs; technology development programs; or any combination of any of the foregoing, and may be particular to a Participant or may be based, in whole or in part, on the performance of the division, department, line of business, subsidiary, or other business unit, whether or not legally constituted, in which the Participant works or on the performance of the Company generally. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

(q) “Reporting Person” means a person subject to Section 16 of the Exchange Act.

(r) “Restricted Period” means any period during which an Award or any part thereof may be forfeited to the Company.

(s) “Restricted Stock” means shares of Common Stock that are subject to forfeiture to the Company.

(t) “Restricted Stock Unit” means the right, subject to forfeiture, to receive the value of a share of Common Stock in the future, payable in the form of Common Stock or other securities of the Company, Awards or other property, and is an unfunded and unsecured obligation of the Company.

(u) “Stock Appreciation Right” means the right to receive any excess in value of shares of Common Stock over the exercise price of such right.

(v) “Stock Equivalent” means the right to receive payment from the Company based in whole or in part on the value of the Common Stock, payable in the form of cash, Common Stock or other securities of the Company, Awards or other property, and may include without limitation phantom stock, performance units, and Stock Appreciation Rights.

(w) “Transferable for value”    means a transfer on terms that would prevent the Company from relying on Securities and Exchange Commission Form S-8 (or any successor form) with respect to the issuance of the Common Stock underlying the respective Award.

8.	Miscellaneous.

(a) No Rights with Respect to Service.    No person shall have any claim or right hereunder to be granted an Award. Neither the adoption, maintenance, or operation of the Plan nor any Award hereunder shall confer upon any person any right with respect to the continuance of his or her employment by or other service with the Company or any Affiliate nor shall they interfere with the rights of the Company or any Affiliate to terminate or otherwise change the terms of such service at any time, including, without limitation, the right to promote, demote or otherwise re-assign any person from one position to another within the Company or any Affiliate. Unless the Committee otherwise provides in any case, the service of a Participant with an Affiliate shall be deemed to terminate for purposes of the Plan when such Affiliate ceases to be an Affiliate of the Company.

(b) No Rights as Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued under the Plan until he or she becomes the holder thereof.

(c) Effective Date.    The effective date of the Plan, from time to time, shall be the most recent date that the Plan was adopted or that it was approved by the stockholders, if earlier (as such terms are used in the regulations under Section 422 of the Code).

(d) Amendment of Plan; Plan Term.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable to comply with any tax or regulatory requirement. Unless sooner terminated, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

SPECIAL MEETING OF STOCKHOLDERS IN LIEU OF ANNUAL MEETING OF

MICROFINANCIAL INCORPORATED

Thursday, May 10, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and annual report to shareholders are available at www.microfinancial.com/proxyinfo/

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach and mail in the envelope provided.  i

■	20233000000000001000 6	051012

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. Election of the following directors for three-year terms.				2. Approval of the MicroFinancial Incorporated 2012 Equity Incentive Plan.	☐	☐	☐
NOMINEES:				3. Ratification of the appointment by the Board of Directors of McGladrey & Pullen, LLP as independent registered public accounting firm of the Corporation for the year ending December 31, 2012.	☐	☐	☐
☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	O Brian E. Boyle O Alan J. Zakon

THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR FOR THREE-YEAR TERMS, FOR APPROVAL OF THE 2012 EQUITY INCENTIVE PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2012.

PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: —

MARK HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■

Note:      This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■

☐                         ¢

PROXY

MICROFINANCIAL INCORPORATED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION

FOR THE SPECIAL MEETING OF STOCKHOLDERS IN LIEU OF ANNUAL MEETING

TO BE HELD ON MAY 10, 2012, OR ANY ADJOURNMENTS THEREOF.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THEIR STOCKHOLDER(S).

The undersigned stockholder of MicroFinancial Incorporated (the “Corporation”) hereby appoints Peter R. Bleyleben and Richard F. Latour (each a “Proxy Agent”), jointly and severally with full power of substitution to each as proxies for and on behalf of the undersigned, to attend the Special Meeting of Stockholders in Lieu of Annual Meeting of MicroFinancial Incorporated, to be held at Edwards Wildman Palmer LLP, 111 Huntington Avenue, Boston, Massachusetts on Thursday, May 10, 2012, at 3:00 P.M., or any adjournments thereof, and to vote as directed below all stock of the Corporation which the undersigned would be entitled to vote if personally present.

By acceptance, each Proxy Agent agrees that this Proxy will be voted in the manner directed by the stockholder giving this Proxy. If no direction is specified, the Proxy will be voted FOR the election of the nominees for Director for three-year terms, FOR approval of the MicroFinancial Incorporated 2012 Equity Incentive Plan and FOR the ratification of the appointment of McGladrey & Pullen, LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2012, each as set forth on the reverse. Discretionary authority is hereby conferred as to all other matters which may properly come before the meeting or any adjournments thereof. This Proxy, if properly executed and delivered, will revoke all other Proxies.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR FOR THREE-YEAR TERMS, FOR APPROVAL OF THE 2012 EQUITY INCENTIVE PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2012.

CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE

¢	14475 ¢